Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-265960

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 12, 2022)
3,642,988 American Depositary Shares
Representing 3,642,988 Ordinary Shares
$5.49 per American Depositary Share

We are offering 3,642,988 of our American Depositary Shares, or ADSs. Each ADS represents one ordinary share with a nominal value of CHF 0.10 per share. The ADSs may be evidenced by American Depositary Receipts, or ADRs. All of the ADSs are being sold by us.
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.” On October 23, 2024, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $5.71 per ADS. Our ordinary shares are listed on the SIX Swiss Exchange Ltd, or the SIX Swiss Exchange, under the symbol “MOLN”. On October 23, 2024, the last reported sale price of our ordinary shares on the SIX Swiss Exchange was CHF 5.06 per ordinary share, equivalent to a price of $5.84 per ADS (based on an exchange rate of CHF 0.8659 to $1.00, the noon buying rate of the Federal Reserve Bank of New York on October 18, 2024).
We are an “emerging growth company” and a “foreign private issuer,” each as defined under federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See the section titled “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our ADSs involves a high degree of risk. Before buying any ADSs, you should carefully read the discussion of material risks of investing in our ADSs in “Risk Factors” beginning on page S-6 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Offering price	$5.4900	$20,000,000
Underwriting discounts and commissions(1)	$0.3294	$1,200,000
Proceeds, before expenses, to Molecular Partners	$5.1606	$18,800,000
__________________
(1)We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-47 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters expect to deliver the ADSs to purchasers in the offering on or about October 29, 2024.
Joint Bookrunning Managers

Leerink Partners	TD Cowen
Lead Manager

LifeSci Capital
Prospectus supplement dated October 24, 2024.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

We are responsible for the information contained in this prospectus supplement and in any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date on the cover of this prospectus supplement.
Persons who come into possession of this prospectus supplement and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and any such free writing prospectus applicable to that jurisdiction.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form F-3 (File No. 333-265960) that we filed with the Securities and Exchange Commission, or the SEC, on July 1, 2022, utilizing a “shelf” registration process relating to the securities described in this prospectus supplement. This prospectus supplement describes the specific terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus provides more general information, some of which may not apply to this offering. If and to the extent there is a difference between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or the sale of any ADSs. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, our ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We are incorporated under the laws of Switzerland as an Aktiengesellschaft, or AG, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer.”
Unless otherwise indicated in this prospectus supplement, “Molecular Partners,” “the company,” “our company,” “we,” “us” and “our” refer to Molecular Partners AG and its subsidiaries.

We own various trademark registrations and applications, and unregistered trademarks, including our name and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, before making an investment decision.
Company Overview
We are a clinical-stage biotechnology company pioneering the design and development of DARPin therapeutics for medical challenges that other drug modalities cannot readily address. We have programs in various stages of preclinical and clinical development, currently with main focus on oncology. DARPin (Designed Ankyrin Repeat Protein) therapeutics are a new class of custom-built protein drugs based on natural binding proteins that have the potential to unlock new dimensions of multi-functionality and multi-target specificity in drug design. Our DARPin platform allows us to generate candidates with multiple mechanisms of action, or MoAs, - such as immune cell engagers and radiotherapy - to address complex biological problems. We believe the DARPins' flexible architecture, intrinsic potential for high affinity and specificity, small size and high stability offer benefits to drug design over other currently available protein-based therapeutics.
Our DARPin candidates have been extensively tested in preclinical studies and clinical trials, including in more than 2,500 patients, and have been observed to be highly active and generally well-tolerated.
Leveraging our DARPin platform, we have designed product candidates with multiple MoAs that we believe have the potential to offer patients therapeutic options with higher efficacy and fewer adverse events as compared to the current standard of care. Among these multiple Moat, DARPin product candidates have been designed to block growth factors, localize activity, conditionally activate immune cells, deliver cytotoxic payloads and radionuclides, neutralize viruses, adjust half-life as needed, and initiate cell death. We apply these features across our portfolio to elicit a specific therapeutic response.
We believe that our DARPin platform has the potential to yield novel product candidates with broad therapeutic applications given their ability to overcome many of the limitations of antibody and other conventional protein-based therapeutics. By harnessing DARPins’ intrinsic advantages and leveraging our two decades of experience and leadership with DARPins, we believe our DARPin platform can close the gap between small molecule and antibody medicines as a new therapeutic modality poised to offer clinical breakthroughs.
Recent Developments
Preliminary Financial Results
As of September 30, 2024, we had cash and cash equivalents (including short-term time deposits) of approximately CHF 140 million ($162 million).
The above information is preliminary financial information as of and for the quarter ended September 30, 2024 and is subject to completion. The unaudited, estimated results as of and for the quarter ended September 30, 2024 are preliminary and were prepared by our management, based upon our estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter-end and year-end closing procedures and/or adjustments, the completion of our financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the quarter ended September 30, 2024, and our actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by us, our management, or the underwriters as to our actual results as of and for the quarter ended September 30, 2024. In addition, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our financial statements and related notes as of and for the quarter ended September 30, 2024, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting and Standards Board and reviewed by our auditors. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”
Corporate Information
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. In November 2014, we completed the initial public offering of our ordinary shares on the SIX Swiss Exchange. Our telephone number at our principal executive offices is +41 44 755 77 00. Our agent for service of process in the United States is Molecular Partners Inc. with registered office at 245 Main Street, Cambridge, Massachusetts 02142. Our website address is www.molecularpartners.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement is not part of this prospectus supplement.
Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”
Emerging Growth Company
We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:
•not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.
We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”
Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our executive officers, directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

ADSs offered by us	3,642,988 ADSs, each ADS representing one ordinary share.

Ordinary shares to be outstanding after this offering:	40,325,575 ordinary shares, including ordinary shares represented by ADSs (as more fully described in the notes following this table).

The ADSs	Each ADS represents one ordinary share, nominal value CHF 0.10 per share. The offered ADSs may be evidenced by American Depositary Receipts.

Depositary	Citibank, N.A.

Custodian	Citibank, N.A. (London)

Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $17.8 million. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for development and expansion of our radiopharmaceutical pipeline and platform and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors
Investing in our ADSs involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Settlement Cycle
It is expected that delivery of the ADSs will be made against payment therefor on or about the date of delivery specified on the cover page of this prospectus supplement, which is the second business day following the date of pricing of the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Nasdaq Global Select Market Select symbol	Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN”.

Swiss SIX symbol	Our ordinary shares are listed on the SIX Swiss Exchange under the symbol “MOLN”.
All information in this prospectus supplement related to the number of our ordinary shares to be outstanding immediately after this offering is based on 36,682,587 of our ordinary shares outstanding as of June 30, 2024. The number of ordinary shares outstanding as of June 30, 2024 excludes:
•276,154 ordinary shares issuable upon the exercise of options at a weighted average price of CHF 6.91 per ordinary share granted under our employee share option plans and long-term equity incentive plans but not exercised as of June 30, 2024;
•2,383,853 performance share units, or PSUs, and 345,798 restricted share units, or RSUs, granted under our employee share option plans and long-term equity incentive plans but not vested as of June 30, 2024; and
•23,768 PSUs (net of forfeitures after June 30, 2024 of`20,769 previously granted PSUs) that we granted pursuant to our long-term equity incentive plans after June 30, 2024.
Except as otherwise indicated herein, all information in this prospectus supplement assumes no issuance or exercise of outstanding options after June 30, 2024.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 20-F, as updated by our subsequent reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of our ADSs in this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
If you purchase ADSs in this offering, you will suffer immediate dilution of your investment.
The offering price of our ADSs is substantially higher than the adjusted net tangible book value per ADS as of June 30, 2024. Therefore, if you purchase ADSs in this offering, you will pay a price per ADS that substantially exceeds our adjusted net tangible book value per ADS after this offering. Based on the offering price of $5.49 per ADS, you will experience immediate dilution of $0.57 per ADS, representing the difference between our adjusted net tangible book value per ADS after this offering and the offering price per ADS. After this offering, we will also have outstanding options to purchase ordinary shares with exercise prices lower than the offering price. To the extent these outstanding options are exercised, there will be further dilution to investors in this offering. For further information regarding the dilution resulting from this offering, see the section titled “Dilution” in this prospectus supplement.
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
Our management will have broad discretion in the application of our cash and cash equivalents, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ADSs. The failure by our management to apply these funds effectively could result in financial losses that could have a negative impact on our business, cause the price of our ADSs to decline and delay the development of our product candidates and preclinical program. Pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See the section of this prospectus supplement titled “Use of Proceeds” for additional information.
Future sales, or the possibility of future sales, of substantial a number of our ADSs or ordinary shares, in the public market could cause the share price of our ADSs or ordinary shares to decline and result in dilution of the percentage ownership of our ADSs or ordinary shares.
Future sales of a substantial number of our ADSs or ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ADSs or ordinary shares. If our existing shareholders sell substantial amounts of ADSs or ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ADSs or ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. Additionally, we are currently party to a sales agreement with Leerink Partners LLC (f/k/a SVB Securities LLC), pursuant to which we may sell our ADSs from time to time through an “at-the-market” equity offering program with an aggregate offering price of up to $100 million. Any sales of our ADSs or ordinary shares, or the perception that such sales could occur, could have a negative impact on the trading price of our ADSs or ordinary shares. See the section of this prospectus supplement titled “Underwriting” for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based upon information available to us as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.
Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, but are not limited to, statements about:
•the initiation, timing, progress and results of our clinical trials and preclinical studies, and our research and development programs;
•our ability to advance product candidates into, and successfully complete, clinical trials;
•the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;
•the regulatory treatment of our product candidates;
•regulatory developments in the European Union, United States and other countries;
•the commercialization of our product candidates, if and once approved;
•the pricing and reimbursement of our product candidates, if and once approved;
•our ability to contract on commercially reasonable terms with third-party suppliers and manufacturers;
•the implementation of our business model and strategy and the development of our product candidates and platforms;
•the scope of protection we are able to establish, obtain and maintain for intellectual property rights covering our product candidates and technology and our ability to protect and enforce such rights;
•our ability to operate our business without infringing on, misappropriating or otherwise violating the intellectual property rights of others;
•the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical trials for our product candidates;
•estimates of our expenses, future revenues, earnings, capital requirements and our needs for additional financing;
•the timing and amount of milestone and royalty payments that we may receive under our strategic collaboration agreements;
•our ability to obtain additional funding for our operations;

•the potential benefits of our strategic collaboration agreements and our ability to enter into future strategic arrangements;
•our ability to maintain and establish collaborations or obtain additional funding;
•the rate and degree of market acceptance of, and pricing for, our product candidates;
•our financial performance;
•the impact of macro-economic factors, including a health pandemic, rising inflation, the U.S Federal Reserve and other financial regulatory agencies raising interest rates, the Russia-Ukraine war and the Israel-Hamas war, on our business, operations and prospects and on our clinical trials;
•our ability to attract and retain key scientific and management personnel;
•developments relating to our competitors and our industry, including competing therapies;
•the future trading price of the ADSs and impact of securities analysts reports on these prices; and
•other risks and uncertainties, including those listed under the caption “Risk Factors.”
You should refer to the important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and in the other documents incorporated by reference herein, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus supplement, the accompanying prospectus, and any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of ADSs in this offering will be approximately CHF 15.4 million ($17.8 million) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for development and expansion of our radiopharmaceutical pipeline and platform and for working capital and other general corporate purposes. We currently have no specific plans as to how the net proceeds from this offering will be allocated beyond the expected uses specified above and therefore management will retain discretion with respect to the use of the remainder of the net proceeds of this offering. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements, plans or commitments to complete any such transaction.
As of September 30, 2024, we had cash and cash equivalents of approximately CHF 140 million ($162 million). We believe that the anticipated net proceeds from this offering, together with our existing cash and cash equivalents and short-term time deposits, will enable us to fund our operating expenses and capital expenditure requirements into late 2027. We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect.
The expected use of the net proceeds from the offering and time horizon for the use of our funds represent our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of the offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from pre-clinical studies and any ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and government securities. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following description of our share capital and articles of incorporation summarizes our share capital as of the dates indicated and certain provisions of our articles of incorporation as they are in effect as of the date hereof, respectively. The following summary does not purport to be complete. For a more complete discussion, please refer to our articles of incorporation, a copy of which can be accessed on our website www.molecularpartners.com.
On January 1, 2023, the new Swiss corporate law came into effect. Most relevantly, this legislative reform addressed, among other topics, (i) the modernization and increased flexibility for a stock corporation's capital base, (ii) the strengthening of shareholder rights and the protection of minorities, (iii) certain changes to financial distress/restructuring measures, (iv) corporate governance and executive compensation matters (amongst others, the incorporation of the ordinance against excessive compensation in listed stock corporations (OaEC) into the Swiss Code of Obligations ("CO"), and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector).
The following description of our share capital and articles of incorporation takes into consideration the changes and modifications resulting from the new Swiss corporate law, which had not yet come into effect upon effectiveness of the prospectus on July 12, 2022.
Company
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. Our corporate name is Molecular Partners AG.
Share Capital
As of October 1, 2024, our share capital (Aktienkapital) as recorded in the commercial register of the Canton of Zurich was CHF 3,635,429.70, consisting of 36,354,297 ordinary shares with a nominal value of CHF 0.10 each.
Under our articles of incorporation, in their current version dated April 17, 2024, our board of directors is authorized, within a capital range ranging from CHF 3,635,429.70 (lower limit) to CHF 5,453,144.55 (upper limit), to increase or decrease our share capital once or several times and in any amounts and to acquire or dispose of shares, directly or indirectly, until April 17, 2029, or until an earlier expiry of the capital range. See “—Articles of Incorporation— Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law— Our Capital Range.”
Our share capital may also be increased by a maximum aggregate amount of CHF 400,000 through the issuance of not more than 4,000,000 ordinary shares, which would need to be fully paid-in, with a nominal value of CHF 0.10 each, through the direct or indirect issuance of shares, options or pre-emptive rights thereof granted to employees and members of our board of directors as well as to members of any advisory boards. Shares, options or pre-emptive rights thereof shall be issued in accordance with one or more participation plans and/or policies to be issued by our board of directors and in accordance with our articles of incorporation. See “—Articles of Incorporation— Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law— Our Conditional Share Capital.”
In addition, our share capital may be increased by a maximum aggregate amount of CHF 226,087 through the issuance of up to 2,260,870 fully paid up shares with a nominal value of CHF 0.10 each through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by us or any of our group companies. See “—Articles of Incorporation— Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law— Our Conditional Share Capital.”

From January 1, 2021 through June 30, 2024, the number of our issued ordinary shares as recorded in the commercial register of the Canton of Zurich underwent the following changes:

2021
Issued shares recorded on January 1, 2021	28,868,411
Reflecting in commercial register on January 20, 2021 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2020 out of conditional share capital	278,581
Issued shares recorded on April 30, 2021	29,146,992
Issuance for our US IPO of new shares with a nominal value of CHF 0.10 each on June 16, 2021 out of authorized share capital immediately reflected in the commercial register on June 16, 2021	3,000,000
Issued shares recorded on December 31, 2021	32,146,992
2022
Issued shares recorded on January 1, 2022	32,146,992
Reflecting in commercial register on January 20, 2022 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2021 out of conditional share capital	145,656
Issued shares recorded on May 1, 2022	32,292,648
Issuance of treasury shares for our fully owned subsidiary Molecular Partners Incl. out of the authorized capital to cover future fundraisings, including in connection with the Company's at-the-market sales program for American Depositary Shares established in July 2022, immediately reflected in the commercial register on August 24, 2022	3,500,000
Issued shares recorded on December 31, 2022	35,792,648
2023
Issued shares recorded on January 1, 2023	35,792,648
Reflecting in commercial register on January 19, 2023 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2022 out of conditional share capital	252,058
Issued shares recorded on December 31, 2023	36,044,706
2024
Issued shares recorded on January 1, 2023	36,044,706
Reflecting in commercial register on January 16, 2024 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2023 out of conditional share capital	309,591
Issued shares recorded on June 30, 2024	36,682,587
History of Securities Issuances
From January 1, 2021 through June 30, 2024, the events set out above and further described below have changed our issued share capital and, in parallel, the number of our issued ordinary shares, in each case as recorded in the commercial register of the Canton of Zurich.
▪On January 20, 2021, our share capital was increased by CHF 27,858.10 through the issuance of 278,581 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 20, 2021) in the one-year period ended December 31, 2020, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
▪On June 16, 2021, our share capital was increased by CHF 300,000.00 through the issuance of 3,000,000 new shares with a nominal value of CHF 0.10 each. These shares were issued out of authorized share capital based on the resolution of the general meeting of shareholders held on April 21, 2021 regarding an authorized share capital increase of up to CHF 728,675 through the issuance of up to 7,286,750 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each on or before April 21, 2023. These 3,000,000 new shares issued under withdrawal of statutory pre-emptive rights of existing shareholders, are underlying the 3,000,000 American Depositary Shares created within the framework of the IPO of the Company on the Nasdaq Global Select Market that were placed with institutional investors. Our articles of incorporation were amended accordingly to reflect the new share capital.
▪On January 20, 2022, our share capital was increased by CHF 14,565.60 through the issuance of 145,656 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 20, 2022) in the one-year period ended December 31, 2021, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
▪On August 22, 2022, our share capital was increased by CHF 350,000 through the issuance of 3,500,000 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of our authorized share capital to Molecular Partners Inc., a fully owned subsidiary of the Company. The purpose of the share issuance was to replenish the Company’s pool of treasury shares that the Company can use in the future to raise funds, including in connection with the Company’s at-the-market sales program for American Depositary Shares established in July 2022. Our articles of incorporation were amended accordingly to reflect the new share capital.
▪On January 19, 2023, our share capital was increased by CHF 25,205.80 through the issuance of 252,058 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 19, 2023) in the one-year period ended December 31, 2022, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
▪On January 16, 2024, our share capital was increased by CHF 30,959.10 through the issuance of 309,591 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 16, 2024) in the one-year period ended December 31, 2023, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
Certain Important Provisions of our Articles of Incorporation, Organizational Rules and Swiss Law
The following is a summary of certain important provisions of our articles of incorporation, organizational rules and certain related provisions of Swiss law. Please note that this is only a summary and as such is not, is not intended to be and does not purport to be exhaustive. For a more complete discussion, please refer to our articles of incorporation and organizational rules.
Ordinary Capital Increase, Capital Range and Conditional Share Capital
Under Swiss law, we may increase our share capital with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of incorporation and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented is required.
Under the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:
▪adopt conditional share capital (bedingtes Kapital) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, the creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and
▪in the form of capital range (Kapitalband), empower our board of directors to increase and/or decrease our share capital by up to 50% of the share capital, by issuing or canceling shares, or by increasing or decreasing the par value of shares, including through the creation of conditional share capital; such capital range is to be utilized by the board of directors within a period determined by the shareholders but not exceeding five years from the date of the shareholder approval.
Pre-Emptive and Advance Subscription Rights
Pursuant to the CO, shareholders have pre-emptive subscription rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (Vorwegzeichnungsrechte) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.
A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.
The board of directors may permit pre-emptive rights that have been granted but not exercised to expire or it may place these rights respectively the shares as to which pre-emptive rights have been granted but not exercised, at market conditions or use them for other purposes in the interest of the Company. Any shares for which the granted preferential subscription rights have not been exercised will be at the disposal of the board of directors, who may sell them at market conditions or use them for other purposes in the interest of the Company.
Our Capital Range
Under our articles of incorporation, we have a capital range ranging from CHF 3,635,429.70 (lower limit) to CHF 5,453,144.55 (upper limit). Our board of directors is authorized within the capital range to increase or decrease our share capital once or several times and in any amounts and to acquire or dispose of shares, directly or indirectly, until April 17, 2029, or until an earlier expiry of the capital range. The capital increase or reduction may be effected by issuing fully paid-in registered shares and cancelling registered shares, as applicable, or by increasing or reducing the par value of the existing shares within the limits of the capital range or by simultaneous reduction and re-increase of the share capital. If our share capital increases as a result of a share issue from conditional capital (see next subsection), the upper and lower limits of the capital range will increase in an amount corresponding to such increase.
In the event of a capital increase within the capital range, the board of directors has to determine the type of contributions, the issue price and the date on which the dividend entitlement starts. In the event of a capital reduction within the capital range, the board of directors has to determine the use of the reduction amount, to the extent necessary.

In a capital increase within the capital range, the board of directors is authorized by our articles of incorporation to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to certain shareholders or third parties, in the event that the newly issued shares are issued under the following circumstances:
▪for the acquisition of companies, parts of companies or participations, for the acquisition of products, intellectual property or licenses, or for investment projects or for the financing or refinancing of such transactions through a placement of shares; or
▪for the purpose of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with a listing of new shares on domestic or foreign stock exchanges; or
▪if the issue price of the new Shares is determined by reference to the market price; or
▪for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchasers or underwriters; or
▪following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or
▪for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders; or
▪for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders; or
▪for the participation of members of the board of directors, members of the Executive Committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies.
This authorization to withdraw or to limit the pre-emptive subscription of shareholders is exclusively linked to our capital range. If the capital range lapses for any reasons, such as if an ordinary capital increase is completed, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with the capital range.
Our Conditional Share Capital
Conditional Share Capital for Financing, Acquisitions and other Purposes
Our nominal share capital may be increased in an amount not to exceed CHF 226,087 through the issuance of up to 2,260,870 registered shares, which would have to be fully paid-in, each with a par value of CHF 0.10 per share, through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by or of the Company or any of its group companies (the "Financial Instruments"). The preemptive rights (Bezugsrechte) of the shareholders shall be excluded in connection with the issuance of shares upon the exercise of any Financial Instruments. The board of directors shall be authorized to withdraw or limit the advance subscription rights (Vorwegzeichnungsrechte) of the shareholders in connection with the issuance by the Company or one of its group companies of Financial Instruments if (1) the issuance is for purposes of financing or refinancing the acquisition of an enterprise, parts of an enterprise, participations or investments or (2) the issuance occurs in national or international capital markets or through a private placement.

If the advance subscription rights are neither granted directly nor indirectly by the board of directors, the following shall apply:
▪the Financial Instruments shall be issued or entered into at market conditions; and
▪the conversion, exchange or exercise price of the Financial Instruments shall be set with reference to the market conditions prevailing at the date on which the Financial Instruments are issued; and
▪the Financial Instruments may be converted, exchanged or exercised during a maximum period of 10 years from the date of the relevant issuance or entry.
Conditional Share Capital for Employee Participation
Our nominal share capital may, to the exclusion of the pre-emptive subscription rights (Bezugsrechte) and advance subscription rights of shareholders (Vorwegzeichnungsrechte), be increased by an amount not to exceed CHF 400,000 through the issuance of not more than 4,000,000 registered shares, which would have to be fully paid-in, each with a par value of CHF 0.10 per share, through the direct or indirect issuance of shares, options or preemptive rights thereof granted to employees and members of the board of directors of the Company or its subsidiaries as well as to members of any advisory boards.
Uncertificated Securities
Our shares are uncertificated securities (Wertrechte, within the meaning of article 973c of the CO) and, when administered by a custodian (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, or FISA), and credited to one or more securities deposit account (Effektenkonto), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with article 973c of the CO, we maintain a non-public register of uncertificated securities (Wertrechtebuch). We may at any time without the approval of our shareholders and at our cost convert shares issued as uncertificated securities into another form (including global certificates) or convert shares issued in one form into another form. Following the entry in the share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder. Shareholders are not entitled, however, to request the printing and delivery of certificates or the conversion of the shares in one form into another form. We may print and deliver certificates for shares at any time.
Securities Exercisable for Ordinary Shares
Equity Incentives
We believe that our ability to grant incentive awards is a valuable and necessary compensation tool that allows us to attract and retain the best available personnel for positions of substantial responsibility, provides additional incentives to directors, executive officers, and employees and promotes the success of our business. Historically, we have granted several different equity incentive instruments to our directors, employees and other service providers, including:
▪Restricted Share Units, or RSUs, granted to our directors;
▪Performance Share Units, or PSUs, granted to our executive officers and employees; and
▪share options granted to employees, directors and selected advisors.
Our articles of incorporation authorize the board of directors to issue one or more participation plans and/or policies. An amendment or renewal of the relevant provision in our articles of incorporation must be approved by an absolute majority of the votes represented at the general meeting of shareholders. Once our board of directors' authority is approved by our shareholders, the maximum aggregate amounts of the variable compensation elements actually granted to the directors and executive officers must be approved by an absolute majority of the votes represented at the general meeting of shareholders and shall continue for the duration of the current financial year. Compensation may be paid out prior to approval by the general meeting of shareholders subject to subsequent approval. If the general meeting of shareholders does not approve a proposal of the board of directors, the board of directors must newly determine the maximum aggregate amount or maximum partial amounts taking into account all relevant factors and submit such amounts for approval to the same general meeting of shareholders, to an extraordinary general meeting of shareholders or to the next ordinary general meeting of shareholders.
Share Options
Prior to our initial public offering on SIX Swiss Exchange on November 5, 2014, which we refer to as our Swiss IPO, our board of directors established three share option plans: (i) the Employee Share Option Plan 2007, or ESOP 2007, (ii) the Employee Share Option Plan 2009, or ESOP 2009, and (iii) the Employee Share Option Plan 2014, or ESOP 2014, with similar features as the ESOP 2009, but no longer providing for accelerated vesting of options in the event of our Swiss IPO. Each option entitles its holder to purchase one of our shares at the pre-defined exercise price. The number of options granted to each participant was determined by the board of directors based on a participant’s position and level of responsibility. As a rule, the options vested quarterly over a four-year period. At the end of the option term, the unexercised options expire without value.
As of June 30, 2024, an aggregate of 276,154 options were outstanding under the ESOP 2009 and ESOP 2014, together. As of June 30, 2024, all of the outstanding options were fully vested.
Following our Swiss IPO, no further grants were made under any of the ESOP programs, and we do not intend to make any further grants under any of these plans in the future. For additional information, see Note 18 to our consolidated financial statements as of and for the year ended December 31, 2023 included in our Annual Report on Form 20-F for the year ended December 31, 2023.
Restricted Share Units (RSUs)
Under the LTI Plans, described in “-Long-Term Incentive Plans” below, members of our board of directors are eligible to be granted RSUs. RSUs are contingent rights to receive a certain number of our shares at the end of a three-year blocking period. RSUs vest over a one-year period from their date of grant, following the lapse of which they are no longer subject to forfeiture if a member of our board resigns. The number of shares to be received is not variable, i.e., the number of shares does not depend on the achievement of certain pre-defined performance metrics. In certain circumstances, including a change of control, a full or partial early vesting of the RSUs may occur.
As of June 30, 2024, 345,798 RSUs were outstanding.
Performance Share Units (PSUs)
Under the LTI Plans, described in “-Long-Term Incentive Plans” below, executive officers and employees are eligible to be granted PSUs. PSUs are contingent rights to receive a variable number of our shares either in aggregate at the end of a three-year cliff-vesting period or in annual installments over a three-year vesting period. The number of PSUs granted to a plan participant is calculated by dividing the CHF amount approved for the respective individual by the fair value of each PSU at the grant date based on the average share price in the two months preceding the grant date. While the PSUs are designed to allow the beneficiaries to participate in the long-term share price development, the number of shares to be earned in relation to a PSU depends on (i) the achievement of annual corporate goals for the respective year, (ii) the achievement of long-term value-driving milestones outside of such corporate goals during such year and (iii) the development of the share price of the Company. In accordance with these parameters, the number of shares to be issued based on the PSUs can be between zero and 120% of the number of PSUs granted. Even after the determination of goal achievement, participants may lose their entitlements in full or in part depending on certain conditions relating to their employment. In certain circumstances, including a change of control, a full or partial accelerated vesting of the PSUs may occur.
As of June 30, 2024, 2,383,853 PSUs were outstanding.
Long-Term Incentive Plans
Our long-term incentive plans established in March of 2015, March of 2016, March of 2017, March of 2018, March of 2019, March of 2020, March of 2021, March of 2022, March of 2023 and March of 2024 respectively, which we collectively refer to as the LTI Plans, are rolled out annually. This allows our board of directors to review and adjust the terms and targets of the LTI Plans on an annual basis. Employees generally receive the grants on April 1 of each calendar year. With respect to members of the Management Board, the annual grants are usually made on April 1 subject to approval of the ordinary shareholders’ meeting at which the necessary amounts for variable compensation are approved by the shareholders. With respect to members of our board of directors, the annual grants are made following the ordinary shareholders’ meeting, at which the necessary amounts for variable compensation are approved by the shareholders.
General Meeting of Shareholders
Ordinary/Extraordinary Meetings, Powers
The general meeting of shareholders is our supreme corporate body. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.
A general meeting of shareholders may take place in or outside Switzerland and at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). The board of directors may allow shareholders that are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). Our articles of incorporation also allow for general meetings of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”).
According to our articles of incorporation, the following powers are vested exclusively in the general meeting of shareholders:
▪adopting and amending the articles of incorporation;
▪electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the independent voting rights representative and the auditors;
▪approving the annual management report and the consolidated financial statements;
▪approving the annual financial statements and deciding on the allocation of profits shown on the balance sheet, in particular with regard to dividends;
▪determining interim dividends and approving the interim financial statements required for this purpose;
▪resolving on the repayment of the statutory capital reserve;
▪approving the compensation of the board of directors and of the executive management pursuant to Article 28 of the articles of incorporation;
▪granting discharge to the members of the board of directors and the persons entrusted with the executive management;
▪delisting the Company's equity securities; and
▪passing resolutions as to all matters reserved by law or under the articles of incorporation to the authority of the general meeting of shareholders.
An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors, liquidator or the representatives of bondholders, if any. In addition, our articles of incorporation require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of our share capital or votes request such general meeting of shareholders in writing. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.
Voting and Quorum Requirements
Unless otherwise required by law or our articles of incorporation, shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders.
Under our articles of incorporation, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:
▪amending or modifying the purpose of the Company;
▪combining shares;
▪creating shares with privileged voting rights;
▪restricting the transferability of registered shares and canceling such restriction;
▪introducing a conditional share capital or a capital range;
▪increasing the share capital through the conversion of capital surplus, through contribution in kind, by set-off against a claim, or the granting of special privileges;
▪limiting or withdrawing preemptive rights;
▪introducing the casting vote of the acting chair in the general meeting of shareholders;
▪delisting the Company's equity securities;
▪relocating the registered office of the Company;
▪changing the currency of the share capital;
▪introducing an arbitration clause in our articles of incorporation; and
▪dissolving the Company.
The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—articles of incorporation—Compulsory Acquisitions; Appraisal Rights.”
Notice
General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed in a form that allows proof by text. The notice of a general meeting of shareholders must state the date, the starting and end time, the form and location of the meeting, the items on the agenda, the motions of the board of directors or of any shareholders including a short explanation, as well as the name and address of the independent representative. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.
All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders

(a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.
Agenda Requests
Pursuant to our articles of incorporation, one or more shareholders whose combined shareholdings represent at least 0.5% of the share capital or votes may request that an item be included in the agenda for a general meeting of shareholders or that a proposal relating to an agenda item be included in the notice convening the general meeting of shareholders.
Such a request must be received by us in writing at least 45 calendar days prior to the general meeting of shareholders, specifying the agenda item and the proposal or proposals, specifying the agenda item and the proposal or proposals.
Our annual report, the compensation report and the auditor’s report must be made available to our shareholders no later than 20 calendar days prior to the ordinary general meeting of shareholders. Shareholders of record may be notified of this in writing.
Shareholder Proposals
Under Swiss statutory law, at any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special investigation where this is necessary for the proper exercise of shareholders’ rights.
Minutes
We are required to make available the resolutions and election results of our general meeting of shareholders electronically within 15 calendar days after the meeting. In addition, each shareholder may request that the minutes be made available to them within 30 calendar days after the meeting.
Voting Rights
Each of our ordinary shares entitles a holder to one vote. The ordinary shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by any other person with written authorization to act as proxy. The chairperson has the power to decide whether to recognize a power of attorney.
Our articles of incorporation contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered.
Dividends and Other Distributions
Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of incorporation.
Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous or current business year (Bilanzgewinn) or brought forward from the previous business years (Gewinnvortrag), or if we have distributable capital reserves (Gesetzliche Kapitalreserve), each as evidenced by audited stand-alone statutory annual or interim financial statements prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and by the articles of incorporation have been deducted.
Under the CO, at least 5% of our annual profit must be retained as statutory profit reserve (gesetzliche Gewinnreserve). If there is a loss carried forward, such loss must be eliminated before allocation to the statutory profit reserve. The statutory profit reserve shall be accumulated until it reaches, together with the statutory capital reserve, 50% of our share capital recorded in the Commercial Register. In addition, we have to allocate, among other things, the net proceeds of share issuances to the statutory capital reserve. The CO permits us to accrue additional reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.
Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “Description of Share Capital and articles of incorporation—articles of incorporation—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 days of the publication of the creditor call. A licensed audit expert must then confirm, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of incorporation in a public deed. Our share capital may be reduced to a level below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.
Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.
Transfer of Shares
So long as shares are intermediated securities (Bucheffekten within the meaning of the Swiss Federal Act on Intermediated Securities, or FISA) based on uncertificated securities (Wertrechte) entered into the main register of a custodian and credited to one or more securities deposit account (Effektenkonto), (i) any transfer of shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) no shares can be transferred by way of assignment, and (iii) a security interest in any shares cannot be granted by way of assignment.
The Company maintains its share register through areg.ch ag, an external service provider, and enters the full name, address and nationality (in the case of legal entities, the company name and registered office) of the shareholders (including nominees) and usufructuaries therein. A person entered into the share register must notify the share registrar of any change in address. Until such notification occurs, all written communication from the Company to persons entered in the share register is deemed to have been validly made if sent to the relevant address recorded in the share register.
Any person who acquires shares may submit an application to the Company requesting it to enter such person into the share register as a shareholder with voting rights, provided such person expressly declares to the Company that it has acquired and holds such shares in its own name and for its own account. Any such person that does not expressly state in his or her application to the Company that the relevant shares were acquired for his or her own account (any such person, a nominee) may be entered in the share register as a shareholder with voting rights for the relevant shares, provided that nominee has entered into an agreement with the Company regarding its position and is subject to a recognized banking or finance supervision.

The board of directors may, after having heard the concerned shareholder of record or nominee, cancel entries in the share register that were based on inaccurate or misleading information, or if such information becomes inaccurate or misleading, with retroactive effect to the date of the entry.
Any acquirer of shares who is not registered in the share register as a shareholder with voting rights may not vote at or participate in any general meetings of shareholders of the Company, but will still be entitled to dividends and other rights with financial value with respect to such shares.
Inspection of Books and Records
Under the CO, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within 30 days. See “Comparison of Swiss Law and Delaware Law—Inspection of books and records.”
Special Investigation
If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Schlieren, Zurich, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive management infringed the law or our articles of incorporation and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Shareholders’ Rights to Bring Actions for the Benefit of the Company
According to the CO, an individual shareholder may bring an action, in its own name and for the benefit of the Company, against the Company’s directors, officers or liquidators for the recovery of any losses we have suffered as a result of the intentional or negligent breach by such directors, officers or liquidators of their duties.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented.
If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.
Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
▪a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;
▪our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of incorporation; and
▪the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.
A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.
Board of Directors
Number of Directors; Election
Our articles of incorporation provide that the board of directors shall consist of at least three and not more than eleven members.
The members of the board of directors and the chair of the board are elected annually by the general meeting of shareholders for a term of office extending until completion of the next ordinary general meeting of shareholders. If the ordinary general meeting of shareholders is held more than six months after the end of the financial year, the term of office shall nevertheless continue until the end of the ordinary general meeting of shareholders. Each member of the board of directors must be elected individually.
Powers
According to our articles of incorporation, the board of directors has the following non-delegable and inalienable powers and duties:
▪the ultimate direction of the business of the Company and the issuance of the necessary instructions;
▪the determination of the organization of the Company;
▪the administration of accounting, financial control and financial planning;
▪the appointment and removal of the persons entrusted with executive management and their representation of the Company;
▪the ultimate supervision of the persons entrusted with management of the Company, specifically in view of their compliance with the law, these articles of incorporation, the regulations and directives;
▪the preparation of the business report, the compensation report and other reports as required by law, if any;

▪the preparation of the general meetings of shareholders as well as the implementation of the resolutions adopted by the general meetings of shareholders;
▪the adoption of resolutions regarding the subsequent payment of capital with respect to non-fully paid up shares and the amendments to the articles of incorporation related thereto;
▪the adoption of resolutions on the change of the share capital to the extent that such power is vested in the board of directors, the ascertainment of capital changes, the preparation of the report on the capital increase, and the respective amendments of the articles of incorporation (including deletions);
▪the non-delegable and inalienable duties and powers of the board of directors pursuant to the Merger Act;
▪the submission of a petition for debt-restructuring moratorium and the notification of the court if liabilities exceed assets;
▪any other matter reserved to the board of directors by the law or the articles of incorporation.
The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of incorporation, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.
Indemnification of Executive Management and Directors
In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See the section of this prospectus entitled “Comparison of Shareholder Rights—Indemnification of Directors and Executive Committee and Limitation of Liability.”
We intend to enter into indemnification agreements with each of the members of our board of directors and executive management.
We have entered into indemnification agreements with each of our directors and executive officers. See the section of this prospectus entitled “-Limitation of Liability and Indemnification” below.
Conflicts of Interest, Management Transactions
The members of the board of directors and the executive management are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the CO requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.
Our Code of Conduct and organizational rules also cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management
Pursuant to Swiss law, the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive management”) of the Company has to be submitted to our shareholders for approval each year.
The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive management and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers. The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive management, respectively, as well as the particular amount for each member of the board of directors and for the highest-paid executive officer, specifying the name and function of each of these persons. If variable compensation is approved prospectively, as is currently the case with the Company, our board of directors must submit the compensation report to a non-binding vote of the general meeting of shareholders.
We are prohibited from granting certain forms of compensation to members of our board of directors and executive management, such as:
▪severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);
▪advance compensation;
▪incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by us;
▪loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in our articles of incorporation; and
▪equity-based compensation not provided for in our articles of incorporation.
Compensation to members of the board of directors and the executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of incorporation do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.
Every year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:
▪the maximum aggregate amount of compensation of the board of directors for the term of office until the next ordinary general meeting of shareholders; and
▪the maximum aggregate amount of fixed compensation of the executive management for the following financial year; and
▪the maximum aggregate amount of variable compensation of the executive management for the current financial year.
The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.
If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next ordinary general meeting of shareholders.

If we appoint new members of the executive management after the general meeting of shareholders has approved the compensation of the executive management for the relevant period and such compensation is insufficient to also cover the new members' compensation, our articles of incorporation allow us to pay each new member an amount not exceeding the aggregate amount of (maximum) compensation of the executive management last approved.
In addition to fixed compensation, members of the board of directors and the executive management may be paid variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values as well as their achievement.
Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.
Borrowing Powers
Neither Swiss law nor our articles of incorporation restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.
Repurchases of Shares and Purchases of Own Shares
The CO limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of incorporation, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.
Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.
In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.
Notification and Disclosure of Substantial Share Interests
The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act, are applicable to us. Under the Financial Market Infrastructure Act, persons who directly, indirectly or in concert with other parties acquire or dispose of ordinary shares or are granted the power to exercise voting rights attached to ordinary shares at their own discretion, or delegated voting rights, or acquire or dispose of purchase or sale rights relating to ordinary shares, and thereby reach, exceed or fall below a threshold of 3, 5, 10, 15, 20, 25, 33 1⁄3, 50 or 66 2⁄3 percent of our voting rights (whether exercisable or not) must report such acquisition or disposal to us and the SIX Swiss Exchange in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information through SIX Swiss Exchange's electronic reporting and publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares, delegated voting rights and acquisition rights or obligations, or Acquisition Positions, on the one hand and sale rights or obligations, or Disposal Positions, on the other hand may not be netted. Rather the Acquisition Positions and the Disposal Positions need to be accounted for separately and may each trigger disclosure obligations if the respective positions reach one of the thresholds. In addition, actual share ownership and delegated voting rights must be reported separately from other Purchase Positions if they reach one of the thresholds.
Mandatory Bid Rules
Pursuant to the applicable provisions of the Financial Market Infrastructure Act, any person that acquires shares of a listed Swiss company, whether directly or indirectly or acting in concert with third parties, which shares, when taken together with any other shares of such company held by such person, exceed the threshold of 33 1/3% of the voting rights (whether exercisable or not) of such company, must make a takeover bid to acquire all the other listed shares of such company. A company’s articles of incorporation may either eliminate this provision of the Financial Market Infrastructure Act or may raise the relevant threshold to 49%, opting-out or opting-up, respectively. Our articles of incorporation do not contain any opting-out or opting-up provision.
A waiver of the mandatory rules may be granted by the Swiss Takeover Board or FINMA under certain circumstances. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the Financial Market Infrastructure Act and the implementing ordinances thereunder.
There is no obligation to make a takeover bid under the Financial Market Infrastructure Act if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law or execution proceedings.
Nonresident or Foreign Owners
Other than limitations that apply to all holders of our ordinary shares, there are no limitations on the right of nonresident or foreign owners of our ordinary shares from holdings or voting such ordinary shares imposed by Swiss law or our articles of incorporation.
Exchange Controls
Other than sanctions against specific countries, individuals, and organizations, there are no governmental laws, decrees, regulations or other legislation in Switzerland affecting the remittance of dividends, interest and other payments to nonresident holders of our shares.
Comparison of Shareholder Rights
The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the CO, by which our Company is governed, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.
Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive management and of the advisory boards. If variable compensation is approved for a future period rather than for a past period, the compensation report is subject to a non-binding vote of the general meeting of shareholders.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.
Classified boards are permitted.
The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit liability of:
▪a director or officer for any breach of the duty of loyalty to the corporation or its shareholders;
▪a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
▪a director for statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;
▪a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
▪an officer in any action by or in right of the corporation.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive management from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.
The articles of incorporation of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.
Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
•by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
•by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
•by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or
•by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:
▪the duty of care; and
▪the duty of loyalty.
The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.
The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.
Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive management based on organizational rules. However, there are several non-transferable duties of the board of directors:
▪the overall management of the corporation and the issuing of all necessary directives;
▪determination of the corporation’s organization;
▪the organization of the accounting, financial control and financial planning systems as required for management of the corporation;
▪the appointment and dismissal of persons entrusted with managing and representing the corporation;
▪the overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of incorporation, operational regulations and directives;
▪the compilation of the annual report, the compensation report, the report on non-financial matters and any other reports required by law, the preparation for the general meeting of the shareholders and implementation of its resolutions; and
▪the filing of an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive management are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.
Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of incorporation must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
At any general meeting of shareholders, any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified.
Unless the articles of incorporation provide for a lower threshold or for additional shareholders’ rights:
▪shareholders together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and
▪shareholders together representing shares with a par value of at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.
Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.
In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“Sonderuntersuchung”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following ordinary general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A director of a Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.
A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of incorporation may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of incorporation may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of incorporation.
Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.
The articles of incorporation of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of incorporation.
There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of incorporation may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.
Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within 30 days.
A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
▪out of its surplus, or
▪in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.
Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous or current business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of incorporation have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, contractors or consultants, directors of the company or another group company or third parties.
Limitation of Liability and Indemnification
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Depositary for ADSs
Citibank, N.A., acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is Citibank, N.A., London Branch. Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section entitled “American Depositary Shares” in exhibit 2.3 to our most recent Annual Report on Form 20-F, incorporated by reference in this prospectus supplement.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.”

DIVIDEND POLICY
We have never declared or paid any dividends on our ordinary shares and we do not anticipate paying dividends on our equity securities in the foreseeable future. Instead, we intend to retain any earnings for use in the operation and expansion of our business, including for continued advancement of our proprietary DARPin product candidates, investment in research and development, building up our late-stage clinical development and, eventually, commercialization abilities. As a result, investors in our ordinary shares or ADSs will benefit in the foreseeable future only if the ordinary shares or ADSs appreciate in value.
In order for us to declare and pay dividends, the distribution must be approved by shareholders holding an absolute majority of the ordinary shares represented at the general meeting of shareholders. Our board of directors may propose distributions in the form of a common dividend or in the form of a distribution of cash or property that is based upon a reduction of our share capital recorded in the commercial register.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024 on:
•an actual basis;
•on an as adjusted basis to give effect to the sale of 3,642,988 ADSs in this offering at the offering price of $5.49 (CHF 4.75) per ADS.
You should read this information together with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2024
	Actual	As Adjusted
	(in CHF thousands)
Cash and cash equivalents	65,686	81,099
Short-term time deposits	93,440	93,440

Share capital, 36,682,587 shares issued and outstanding, actual; 40,325,575 shares issued and outstanding, as adjusted:	3,668	4,033
Additional paid-in capital	367,516	383,431
Treasury share reserve	(981)	(981)
Cumulative losses	(214,634)	(214,634)

Total shareholders’ equity	155,569	171,848

Total capitalization	155,569	171,848
The number of ordinary shares outstanding in the table above is based on 36,682,587 of our ordinary shares outstanding as of June 30, 2024 and excludes:
•276,154 ordinary shares issuable upon the exercise of options at a weighted average price of CHF 6.91 per ordinary share granted under our employee share option plans and long-term equity incentive plans but not exercised as of June 30, 2024;
•2,383,853 PSUs and 345,798 RSUs granted under our employee share option plans and long-term equity incentive plans but not vested as of June 30, 2024; and
•23,768 PSUs (net of forfeitures after June 30, 2024 of 20,769 previously granted PSUs) that we granted pursuant to our long-term equity incentive plans after June 30, 2024.

DILUTION
If you invest in our ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS immediately after this offering.
As of June 30, 2024, we had a net tangible book value of CHF 155.4 million ($172.1 million) based on an exchange rate of $1.00 = CHF 0.903, the noon buying rate of the Federal Reserve Bank of New York on June 30, 2024. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of ordinary shares outstanding on June 30, 2024, including ordinary shares outstanding represented by ADSs. Dilution with respect to net tangible book value per ADS represents the difference between the amount per ADS paid by purchasers of ADSs in this offering and the net tangible book value per ADS immediately after this offering.
After giving effect to the sale of 3,642,988 ADSs in this offering at the offering price of $5.49 (CHF 4.75) per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been CHF 4.24 ($4.69) per ADS. This represents an immaterial change in net tangible book value per ADS to existing investors and immediate dilution of CHF 0.52 ($0.57) per ADS to new investors attributable to this offering.
The following table illustrates this dilution to new investors purchasing ADSs in this offering on a per ADS basis:

Offering price per ADS			CHF	4.75
Net tangible book value per ADS of as June 30, 2024	CHF	4.24
Increase in net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	—
As adjusted net tangible book value per ADS immediately after this offering			4.24
Dilution per ADS to new investors purchasing our ADSs in this offering			CHF	0.52
To the extent that outstanding options or warrants are exercised, new options or warrants are issued or we issue additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.
The table and discussion above are based on 36,682,587 of our ordinary shares outstanding as of June 30, 2024 and exclude:
•276,154 ordinary shares issuable upon the exercise of options at a weighted average price of CHF 6.91 per ordinary share granted under our employee share option plans and long-term equity incentive plans but not exercised as of June 30, 2024;
•2,383,853 PSUs and 345,798 RSUs granted under our employee share option plans and long-term equity incentive plans but not vested as of June 30, 2024; and
•23,768 PSUs (net of forfeitures after June 30, 2024 of 20,769 previously granted PSUs) that we granted pursuant to our long-term equity incentive plans after June 30, 2024.

TAXATION
The following summary contains a description of material U.S. federal and Swiss income tax consequences of the acquisition, ownership and disposition of our ADSs. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to beneficial owners of ADSs.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of our ADSs by U.S. Holders (as defined below). This discussion applies to U.S. Holders that hold our ADSs as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, the income tax treaty between the United States and Switzerland, or the Treaty, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold ADSs as part of a “straddle,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their ADSs as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and other passthrough entities, and investors in such passthrough entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences, any U.S. federal estate, gift or alternative minimum tax consequences, or the special tax accounting rules under Section 451(b) of the Code.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ADSs that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our ADSs.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. A U.S. Holder of ADSs will generally be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs, and, accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.
Passive Foreign Investment Company Consequences
In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to income and assets of its subsidiaries, either (1) at least 75% of its gross income is “passive income,” or (2) on average at least 50% of its assets, determined on a quarterly basis, for the taxable year are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (unless held in a non-interest bearing account for short-term working capital needs), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non‑U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
Based upon our analysis of the value of our assets and the nature and composition of our income and assets, we believe that we were a PFIC for the taxable year ended December 31, 2023. However, the determination of whether or not we are a PFIC is a fact-intensive determination made annually after the end of the taxable year and the applicable law is subject to varying interpretations. For instance, the value of our assets may be determined in large part by reference to the market price of our ADSs, which is likely to continue to fluctuate. Accordingly, we cannot provide any assurance regarding, and our U.S. counsel expresses no opinion with respect to, our PFIC status for any taxable year. Furthermore, there can be no assurance that the U.S. Internal Revenue Service, or the IRS, will agree with our conclusion or that the IRS will not successfully challenge our position.
If we are a PFIC in any taxable year during which a U.S. Holder owns our ADSs, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution made during a taxable year that is greater than 125% of the average annual distributions made in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ADSs, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for the ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, for ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ADSs. If this election is made, the U.S. Holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC. Any gain recognized from such deemed sale will be taxed under the PFIC excess distribution regime, and any loss will not be recognized. The U.S. Holder’s tax basis in its ADSs will be increased by the amount of gain recognized, and the U.S. Holder’s holding period for its ADSs will start on the day after the last day of the last taxable year in which we qualified as a PFIC. After the deemed sale election, the U.S. Holder’s ADSs will not be treated as shares of a PFIC unless we subsequently become a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs and at any time have a non‑U.S. corporate subsidiary that is also a PFIC (i.e., a lower‑tier PFIC), such U.S. Holder generally will be treated as owning a proportionate amount (by value) of the shares of the lower‑tier PFIC and will be taxed under the PFIC excess distribution regime on distributions by the lower‑tier PFIC and on gain from the disposition of shares of the lower‑tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non‑U.S. subsidiaries, if any.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs, such U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on the ADSs if such U.S. Holder makes a valid “mark‑to‑market” election for our ADSs. A mark‑to‑market election is available to a U.S. Holder only for “marketable stock.” Our ADSs will be marketable stock as long as they remain listed on the Nasdaq Global Select Market and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark‑to‑market election is in effect, a U.S. Holder generally will take into account, as ordinary income for each taxable year of the U.S. Holder, any excess of the fair market value of the U.S. Holder’s ADSs held at the end of such taxable year over the U.S. Holder's adjusted tax basis in such ADSs. The U.S. Holder will also take into account, as an ordinary loss for each taxable year, any excess of its adjusted tax basis in such ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark‑to‑market election. The U.S. Holder’s tax basis in its ADSs will be adjusted to reflect any income or loss recognized as a result of the mark‑to‑market election. Any gain from a sale, exchange or other disposition of the ADSs in any taxable year in which we are a PFIC will be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark‑to‑market gains previously included in income) and thereafter as capital loss.
A mark‑to‑market election will not apply to our ADSs for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election generally will not apply to any lower-tier PFICs that we may organize or acquire in the future, unless shares of such lower-tier PFICs are themselves marketable stock. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower‑tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark‑to‑market election for our ADSs.
The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election for taxable years during which the U.S. Holder holds our ADSs and in which we are a PFIC. Instead, a U.S. Holder that makes a QEF election is required for each taxable year to include in income (i) the U.S. Holder’s pro rata share of the PFIC’s ordinary earnings as ordinary income and (ii) the U.S. Holder’s pro rata share of the PFIC’s net capital gains as capital gain, regardless of whether such earnings or gain have in fact been distributed, for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ADSs by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ADSs that is not included in the U.S. Holder’s income. If a U.S. Holder has made a QEF election with respect to its ADSs, any gain or loss recognized by the U.S. Holder on a sale or other disposition of such ADSs will constitute capital gain or loss. In addition, if a U.S. Holder makes a timely QEF election, our ADSs will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. Holder had held ADSs in prior years in which we were a PFIC.
U.S. Holders should consult their tax advisors regarding making QEF elections in their particular circumstances. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for our ADSs by making the election for the first year in which the U.S. Holder owns our ADSs, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a “purging election” with respect to our ADSs in connection with the U.S. Holder’s QEF election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s ADSs.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We expect to provide the information necessary for a U.S. Holder to make a QEF election if we were treated as a PFIC for any taxable year, although there is no assurance that we will do so. There is no assurance that we have not been previously classified as a PFIC during a U.S. Holder’s holding period for our ADSs. Accordingly, U.S. holders may be unable to make a timely QEF election with respect to our ADSs.
U.S. Holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Each U.S. person (as defined in the Code) that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require.

The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ADSs of a PFIC.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our ordinary shares in the foreseeable future. However, if we make a distribution contrary to this expectation, subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ADSs, the excess will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to them to be treated as dividends. The dividend income will include any amounts withheld by the Company in respect of Swiss taxes. The amount of any dividend income paid in a currency other than the U.S. dollar will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Distributions on our ADSs that are treated as dividends generally will constitute income from sources outside the United States for U.S. foreign tax credit purposes and generally will constitute passive category income. Subject to certain complex conditions and limitations, Swiss taxes withheld on any distributions on our ADSs at a rate not exceeding the rate provided by the Treaty may be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The U.S. Treasury regulations may in some circumstances prohibit U.S. Holders from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, the rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming a deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.
Dividends paid by a “qualified foreign corporation” are eligible for taxation to noncorporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met, including holding period and the absence of certain risk reduction transaction requirements. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Prospective investors should be aware, however, that dividends paid by a company that is a PFIC in the taxable year in which the distribution is paid or in the preceding taxable year are not eligible to be taxed at such reduced rate. Distributions on our ADSs that are treated as dividends generally will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.
A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Switzerland for purposes of, and are eligible for the benefits of the Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Our ADSs will generally be considered to be readily tradable on an established securities market in the United States for so long as they are listed on Nasdaq Global Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs.
Sale, Exchange or Other Disposition of Our ADSs
Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ADSs were held by the U.S. Holder for more than one year. Any capital gain of a noncorporate U.S. Holder that is not long-term capital gain will be taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of the ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Medicare Tax
Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ADSs. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ADSs.
Information Reporting and Backup Withholding
U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to their investment in our ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.
Dividends on and proceeds from the sale or other disposition of our ADSs may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder fails to (1) provide an accurate United States taxpayer identification number (usually on IRS Form W-9), or (2) otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.
U.S. Holders should consult their own tax advisors regarding the backup withholding and information reporting rules.
The discussion above is for general informational purposes only and is not tax advice. Prospective investors in our ADSs should consult their own tax advisors regarding the U.S. federal, state, and local and non-U.S. income and non-income tax consequences of the purchase, ownership, and disposition of our ADSs in their particular circumstances, including information reporting requirements and the impact of any potential change in law.

Material Swiss Tax Implications
The following summary contains a description of the principal Swiss income tax consequences of the acquisition, ownership and disposition of our ADSs, but it does not purport to address all tax consequences of the offering, the acquisition, the ownership and sale or other disposition of ADSs and does not take into account the specific circumstances of any particular investor. This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.
Current and prospective investors are advised to consult their own tax advisors in light of their particular circumstances as to the Swiss tax laws and regulatory practices that could be relevant for them in connection with the offering, the acquiring, owning and selling or otherwise disposing of ADSs and receiving dividends and similar cash or in-kind distributions on shares underlying the ADSs (including dividends or liquidation proceeds and stock dividends) or distributions on shares underlying the ADSs based upon a capital reduction (Nennwertrückzahlung) or paid out of reserves from capital contributions (Reserve aus Kapitaleinlagen) and the consequences thereof under the tax laws and regulatory practices of Switzerland.
Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax
Non-Resident Shareholders
Holders of ADSs representing our shares who are not resident in Switzerland for tax purposes, and who, during the relevant taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes (all such shareholders are hereinafter referred to as the Non-Resident Shareholders), will not be subject to any Swiss federal, cantonal and communal income tax on dividends and similar cash or in-kind distributions on ADSs representing our shares (including dividends on liquidation proceeds and stock dividends) (hereinafter referred to as the Dividends), distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) on shares underlying the ADSs, or capital gains realized on the sale or other disposition of ADSs (see, however, "-Swiss Federal Withholding Tax" for a summary of Swiss federal withholding tax on Dividends).
Resident Private Shareholders
Swiss resident individuals who hold their ADSs as private assets (all such shareholders are hereinafter referred to as the Resident Private Shareholders) are required to include Dividends, but not distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) of the shares underlying the ADSs, in their personal income tax return and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant taxation period, including the Dividends, but not the distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen). Capital gains resulting from the sale or other dispositions of ADSs are not subject to Swiss federal, cantonal and communal income tax, and conversely, capital losses are not tax-deductible for Resident Private Shareholders. See "-Domestic Commercial Shareholders" for a summary of the taxation treatment applicable to Swiss resident individuals, who, for income tax purposes, are classified as "professional securities dealers".
Domestic Commercial Shareholders
Corporate and individual shareholders who are resident in Switzerland for tax purposes and corporate and individual shareholder who are not resident in Switzerland, and who, in each case, hold their ADSs as part of a trade or business carried on in Switzerland, in the case of corporate and individual shareholders not resident in Switzerland, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize Dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) received on shares underlying the ADSs and capital gains or losses realized on the sale or other disposition of ADSs in their income statement for the relevant taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings for such taxation period. The same taxation treatment also applies to

Swiss-resident private individuals who, for income tax purposes, are classified as "professional securities dealers" for reasons of, inter alia, frequent dealing, or leveraged investments in ADSs and other securities (the shareholders referred to in this section entitled "-Domestic Commercial Shareholders", hereinafter for the purposes of this section, as the Domestic Commercial Shareholders). Domestic Commercial Shareholders who are corporate taxpayers may be eligible for dividend relief (Beteiligungsabzug) in respect of Dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) if the shares underlying the ADSs held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million.
Swiss Cantonal and Communal Private Wealth Tax and Capital Tax
Non-Resident Shareholders
Non-Resident Shareholders are not subject to Swiss cantonal and communal private wealth tax or capital tax.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders and Domestic Commercial Shareholders who are individuals are required to report their ADSs as part of private wealth or their Swiss business assets, as the case may be, and will be subject to Swiss cantonal and communal private wealth tax on any net taxable wealth (including the ADSs), in the case of Domestic Commercial Shareholders to the extent the aggregate taxable wealth is allocated in Switzerland. Domestic Commercial Shareholders who are corporate taxpayers are subject to Swiss cantonal and communal capital tax on taxable capital to the extent the aggregate taxable capital is allocated to Switzerland.
Swiss Federal Withholding Tax
Dividends that the Company pays on the shares underlying the ADSs are subject to Swiss Federal withholding tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the Dividend. The Company is required to withhold the Swiss federal withholding tax from the Dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.
The Swiss federal withholding tax on a Dividend will be refundable in full to a Resident Private Shareholder and to a Domestic Commercial Shareholder, who, in each case, inter alia, as a condition to refund, duly reports the Dividend in his or her individual income tax return as income or recognizes the Dividends in its income statement as earnings, as applicable.
A Non-Resident Shareholder may be entitled to a partial refund of the Swiss federal withholding tax on Dividend if the country of his or her residence for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met. Such shareholders should be aware that the procedures for claiming tax treaty benefits (and the time required for obtaining a refund) might be different from country to country. For example, a shareholder who is resident of the U.S. for the purposes of the bilateral treaty between the U.S. and Switzerland is eligible for a refund of the amount of the withholding tax in excess of the 15% treaty rate, provided such shareholder: (i) qualifies for benefits under this treaty and qualifies as beneficial owner of the Dividends; (ii) hold, directly or indirectly, less than 10% of the voting stock of the Company; (iii) does not qualify as a pension scheme or retirement arrangement for the purpose of the bilateral treaty; and (iv) does not conduct business through a permanent establishment or fixed base in Switzerland to which the ADSs are attributable. Such an eligible U.S. shareholder may apply for a refund of the amount of the withholding tax in excess of the 15% treaty rate. The applicable refund request form may be filed with the Swiss Federal Tax Administration following receipt of the dividend and the relevant deduction certificate, however no later than December 31 of the third year following the calendar year in which the dividend was payable.
Swiss Federal Stamp Taxes
Any dealings in the ADSs, where a bank or another securities dealer in Switzerland, as defined in the Swiss Federal Stamp Tax Act, acts as intermediary or is a party to the transaction, are, subject to certain exemptions provided for in the Swiss Federal Stamp Tax Act, subject to Swiss securities turnover tax at an aggregate tax rate of up to 0.15% of the consideration paid for such ADSs.
International Automatic Exchange of Information in Tax Matters
On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement, which is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of automatic exchange of information, or the AEOI. The Federal Act on the International Automatic Exchange of Information in Tax Matters, or the AEOI Act, entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.
The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings) and adequate data protection.
Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland exchanges data in respect of financial assets, including the Shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state.
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
Switzerland has concluded a multilateral agreement with the European Union, or the EU, on the international automatic exchange of information, or AEOI, in tax matters, which applies to all EU member states. In addition, Switzerland signed the multilateral competent authority agreement on the automatic exchange of financial account information, or MCAA, and a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. Based on these agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, held in, and income derived thereon and credited to, accounts or deposits (including ADSs held in such accounts or deposits) with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in another treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect, or signed but not yet in effect, can be found on the website of the State Secretariat for International Financial Matters SIF

UNDERWRITING
We are offering the ADSs described in this prospectus through a number of underwriters. Leerink Partners LLC and TD Securities (USA) LLC are acting as joint bookrunning managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Name	Number of ADSs
Leerink Partners LLC	1,629,758
TD Securities (USA) LLC	1,629,758
LifeSci Capital LLC	383,472
Total	3,642,988
The underwriters are committed to purchase all the ADSs offered by us if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the ADSs at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.19764 per ADS. After the initial offering of the ADSs, if all of the ADSs are not sold at the offering price, the underwriters may change the offering price and the other selling terms. Sales of any ADSs may be made by affiliates of the underwriters. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriting fee is equal to the offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is $0.3294 per share. The following table shows the total underwriting discounts and commissions to be paid to each of the underwriters.

Name
Leerink Partners LLC	$536,842
TD Securities (USA) LLC	536,842
LifeSci Capital LLC	126,316
Total	$1,200,000
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.0 million. We have agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority in an amount up to $30,000.
A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any common shares or ADSs or securities convertible into or exercisable or exchangeable for any common shares or ADSs, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common shares or ADSs or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares, ADSs or such other securities, in cash or otherwise), in each case without the prior written consent of Leerink Partners LLC and TD Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement, other than the ADSs to be sold in this offering subject to certain exceptions, including:
▪the issuance of common shares or securities convertible into or exercisable for common shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of PSUs or RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement;
▪grants of stock options, stock awards, restricted stock, PSUs, RSUs, or other equity awards and the issuance of common shares or securities convertible into or exercisable or exchangeable for common shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing date of this offering and described in this prospectus supplement;
▪the facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of common shares or ADSs, provided that (i) such plan does not provide for the transfer or disposition of common shares or ADSs during the restricted period and (ii) no filing by any party under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), notification of a management transaction pursuant to the regulations of the SIX Swiss Exchange or other public announcement shall be required or made voluntarily in connection with such trading plan;
▪the issuance and sale of common shares or ADSs pursuant to the Sales Agreement, dated July 1, 2022 (the “ATM Program”), by and between the Company and Leerink Partners LLC (f/k/a SVB Securities LLC), as sales agent;
▪the sale or issuance of or entry into an agreement to sell or issue lock-up securities in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amounts of common shares, ADSs or any securities convertible into or exercisable or exchangeable for common shares or ADSs (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this paragraph shall not exceed 10% of the total number of common shares or ADSs of the Company issued and outstanding immediately following the completion of the offering determined on a fully-diluted basis, and provided further that each recipient of common shares, ADSs or any securities convertible into or exercisable or exchangeable for common shares or ADSs pursuant to this clause shall execute a lock-up agreement substantially in the form of the lock-up agreement executed by our directors and officers with respect to the remaining portion of the restricted period.
Our directors and executive officers, or the lock-up parties, have entered into lock‑up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, for a period of 90 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of Leerink Partners LLC and TD Securities (USA) LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, grant instruction rights (Weisungsrechte) pursuant to article 25 of the Swiss Federal Intermediated Securities Act or otherwise transfer or dispose of, directly or indirectly, any shares of our common shares, ADSs or any securities convertible into or exercisable or exchangeable for our common shares or ADSs (including, without limitation, common shares, ADSs or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common shares and ADSs, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise in each case, subject to certain exceptions, including:
▪transfers or dispositions of the lock-up securities as a bona fide gift or gifts, or for bona fide estate planning purposes;
▪transfers or dispositions of the lock-up securities by will, other testamentary document or intestacy;
▪transfers or dispositions of the lock-up securities to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (“immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
▪transfers or dispositions of the lock-up securities to a corporation, partnership, limited liability company, trust or other entity of which the lock-up party and/or one or more members of the immediate family of the lock-up party are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests;
▪transfers or dispositions of the lock-up securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the first through fourth bullets above;
▪transfers or dispositions of the lock-up securities if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution or other transfer to general or limited partners, members or shareholders of, or other holders of equity in the lock-up party;
▪transfers or dispositions of the lock-up securities by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
▪transfers or dispositions of the lock-up securities to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;
▪transfers or dispositions of the lock-up securities as part of a sale of the lock-up party’s lock-up securities acquired in open market transactions after the closing date for this offering;
▪transfers or dispositions of the lock-up securities to the Company in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase shares of common shares or ADSs (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price, nominal value, social security and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such shares of common shares or ADSs received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted share units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan or other arrangement, each such agreement, plan or other arrangement which is described in the registration statement, the pricing information set forth on Annex A of the underwriting agreement and this prospectus supplement;
▪transfers or dispositions of the lock-up securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a change of control (as defined below) of the Company (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s lock-up securities shall remain subject to the provisions of the lock-up agreement;
▪the exercise of outstanding options, settlement of restricted share units or other equity awards or the exercise of warrants granted pursuant to plans or other equity compensation arrangements or exercise warrants, in each case described in the registration statement, the pricing information set forth on Annex A of the underwriting agreement and this prospectus supplement; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement and the respective transaction does not trigger a notification of a management transaction pursuant to the regulations of the SIX;
▪the deposit of ordinary shares with the depositary, in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of common shares; provided that such ADSs or ordinary shares issued pursuant to this clause held by the lock-up party shall remain subject to the terms of the lock-up agreement;
▪the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into ordinary shares or ADSs or warrants to acquire ordinary shares or ADSs; provided that any ordinary shares or ADSs or warrants received upon such conversion shall be subject to the terms of the lock-up agreement and the respective transaction does not trigger a notification of a management transaction pursuant to the regulations of the SIX;
▪the establishment or amendment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of lock-up securities; provided that (1) such plans do not provide for the transfer or disposition of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), notification of a management transaction pursuant to the regulations of the SIX Swiss Exchange or other public announcement shall be required or made voluntarily in connection with such trading plan, except as required by law or regulation, provided that to the extent such filing under the Exchange Act or other public announcement is required by law or regulation, such filing or announcement shall include a statement to the effect that no transfers may be made pursuant to such plan during the restricted period; and
▪the sale of lock-up securities under existing trading plans pursuant to Rule 10b5-1 under the Exchange Act; provided that any filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
Provided, however, that in the case of any transfer, disposition or distribution:
▪pursuant to the first through seventh bullets above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representatives of the underwriters a lock-up letter in the form of the lock-up agreement;

▪made pursuant to the first, second, third, fourth, fifth, sixth or ninth bullets above, no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), notification of a management transaction pursuant to the regulations of the SIX Swiss Exchange or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions) made after the expiration of the restricted period referred to above); and
▪pursuant to the seventh, eighth and tenth bullets above, it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), or other public filing, report or announcement reporting a reduction in beneficial ownership of ordinary shares or ADSs in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
Leerink Partners LLC and TD Securities (USA) LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Our ADSs are quoted on the Nasdaq Global Select Market under the symbol “MOLN.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over‑the‑counter market or otherwise.
In addition, in connection with this offering certain of the underwriters may engage in passive market making transactions in our ADSs on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ADSs during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our ADSs to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Settlement Cycle
It is expected that delivery of the ADSs will be made against payment therefor on or about the date of delivery specified on the cover page of this prospectus supplement, which is the second business day following the date of pricing of the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day preceding the date of delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (“Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
▪a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
▪a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
▪a person associated with the Company under Section 708(12) of the Corporations Act; or
▪a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the ADSs issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those ADSs being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Canada
Resale Restrictions
The distribution of ADSs in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these ADSs are made. Any resale of the ADSs in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the ADSs.
Representations of Canadian Purchasers
▪By purchasing the ADSs in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
▪the purchaser is entitled under applicable provincial securities laws to purchase the ADSs without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106- Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;
▪the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations;
▪where required by law, the purchaser is purchasing as principal and not as agent; and
▪the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these ADSs in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment
Canadian purchasers of the ADSs should consult their own legal and tax advisors with respect to the tax consequences of an investment in the ADSs in their particular circumstances and about the eligibility of the ADSs for investment by the purchaser under relevant Canadian legislation.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the ADSs may be offered to the public in that Relevant State at any time:
▪to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;
▪to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
▪in any other circumstances falling within Article 1(4) of the Prospectus Regulation,
▪provided that no such offer of the ADSs shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the ADSs acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No ADSs have been offered or sold, and no ADSs may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the ADSs has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the ADSs may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the ADSs will be required, and is deemed by the acquisition of the ADSs, to confirm that he is aware of the restriction on offers of the ADSs described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any ADSs in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the ADSs is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any ADSs, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
▪a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
▪a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or 9v)

(as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the ADSs. The ADSs may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the ADSs to trading on any trading venue (exchange or multilateral trading facility) in Switzerland.
Neither this document nor any other offering or marketing material relating to the ADSs constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the ADSs may be publicly distributed or otherwise made publicly available in Switzerland.
United Kingdom
No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority in the United Kingdom, except that the ADSs may be offered to the public in the United Kingdom at any time:
▪to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
▪to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
▪in any other circumstances falling within Section 86 of the FSMA,
▪provided that no such offer of the ADSs shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs and, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom to relevant persons and will be engaged in only with relevant persons.

ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation organized and incorporated under the laws of Switzerland with registered office and domicile in Schlieren, Switzerland, and the majority of our assets are located within Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or upon such persons or to enforce judgments obtained against us or such persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.
There is doubt that a lawsuit based upon United States federal or state securities laws could be brought in an original action in Switzerland and that a judgment of a U.S. court based upon United States securities laws would be enforced in Switzerland.
The United States and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland.
However, if a person has obtained a final and conclusive judgment rendered by a U.S. court that is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the Swiss Federal Act on International Private Law (Bundesgesetz über das internationale Privatrecht) and the Swiss Federal Act on Civil Procedure (Schweizerische Zivilprozessordnung) and, in certain circumstances, the Swiss Federal Act on Debt Collection and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs). In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of the Swiss Federal Act on International Private Law, which include, among others:
•the U.S. court having had jurisdiction over the original proceedings from a Swiss perspective;
•the judgment of such U.S. court being final and non-appealable under U.S. federal or state law;
•service of process to the defendant having been completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant having unconditionally participated in the foreign proceedings;
•the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard;
•the matter (Verfahren) between the same parties and on the same subject resulting in the judgment of the U.S. court not having been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland; and
•the enforcement of the judgment by the U.S. court not being manifestly incompatible with Swiss public policy (schweizerischer Ordre public).
Moreover, a Swiss court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Switzerland are solely governed by Swiss procedural law. In addition, enforcement of a claim or judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.
Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy (schweizerischer Ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Swiss civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swiss law. Rather, Swiss civil procedure provides for the possibility for judicial pre-trial proceedings concerning the precautionary production of evidence (vorsorgliche Beweisführung) only in certain circumstances and under certain conditions. In addition, during the main proceedings, a Swiss court would decide upon the claims for which evidence is required from the parties and the related burden of proof.
Our agent for service of process in the United States is Molecular Partners Inc., with a registered office at 245 Main Street, Cambridge, Massachusetts 02142.

MATERIAL CHANGES
Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement and the accompanying prospectus, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS
The validity of the ordinary shares represented by the ADSs offered by this prospectus supplement and certain matters of Swiss law will be passed upon by Homburger AG, Zurich Switzerland, and certain other matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York with respect to U.S. federal law.
EXPERTS
The consolidated financial statements of Molecular Partners AG and its subsidiary as of December 31, 2023 and 2022, and each of the years in the three year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG AG, Switzerland, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG AG is located at Badenerstrasse 172, Zurich, 8036 Switzerland.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Switzerland, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and the members of our management board and supervisory board and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.
We maintain a website at www.molecularpartners.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.
This prospectus supplement and any accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (excluding information contained in hyperlinks to our website or third-party websites found in such documents):
•Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 14, 2024;
•Our Reports on Form 6-K furnished to the SEC on May 16, 2024 (as amended on May 17, 2024), June 14, 2024, August 26, 2024 and October 22, 2024;
•The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A (File No. 001-40488), as filed with the SEC under Section 12(b) of the Exchange Act on June 11, 2021, including any amendment or report filed for the purpose of updating such description.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Molecular Partners AG
Wagistrasse 14
8952 Zürich-Schlieren
Switzerland
Telephone: +41 44 755 77 00
Attn: General Counsel
You may also access these documents on our website, www.molecularpartners.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
 Molecular Partners AG
$300,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
Molecular Partners AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, American Depositary Shares, or ADSs, representing ordinary shares, debt securities and warrants, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 50 of this prospectus.
This prospectus may not be used to consummate a primary sale of securities unless it is accompanied by a prospectus supplement.
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.” On June 29, 2022, the last sale price of our ADSs as reported by the Nasdaq Global Select Market was $6.96 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an “Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 12, 2022.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A PRIMARY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise noted or the context otherwise requires, references in this prospectus to “Molecular Partners,” “the Company,” “our company,” “we,” “us” or “our” refer to Molecular Partners AG and its subsidiaries.
TRADEMARKS AND SERVICE MARKS
We own trademark registrations for “Molecular Partners®” and “DARPin®” in Switzerland, the European Union, the United States and Japan. This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
PRESENTATION OF FINANCIAL INFORMATION
In this Registration Statement on Form F-3, or Registration Statement, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.
Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We maintain our books and records in Swiss franc.
MARKET AND INDUSTRY DATA
This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.
Company Overview
We are a clinical-stage biopharmaceutical company pioneering DARPin candidates to treat serious diseases, with a current focus on infectious disease and oncology. Our DARPin platform, which is built using designed ankyrin repeat proteins (DARPins), allows us to generate candidates with multiple mechanisms of action to address complex biological problems.
DARPins are a novel class of drugs with broad therapeutic applications that may overcome many of the limitations of conventional protein and antibody-based therapeutics. Our DARPin candidates have been extensively tested in preclinical studies and clinical trials, including in approximately 2,700 patients since our founding, and have been observed to be highly active and generally well-tolerated.
We were founded in 2004 by the inventors of our DARPin platform. Our senior management, which includes two of our company’s co-founders, have significant prior experience in oncology, research, drug development and finance. Members of our team have served as senior executives at other well-established companies including Argenx, Bavarian Nordic, Celgene, Lonza, Roche and Tesaro. Additionally, our board of directors includes current and former senior executives of AbbVie (Allergan), Biogen, Novartis AG, Novo Holdings Advisory Group, Roche and Takeda (Millennium Pharmaceuticals, Shire).
Our operations to date have focused upon organizing and staffing our company, business planning, raising capital, developing our DARPin platform and conducting research and preclinical studies and clinical trials. In June 2021, we completed our initial public offering in the U.S., raising aggregate gross proceeds of approximately $63.8 million. Our American Depositary Shares, or ADSs, began trading on the Nasdaq Global Select Market on June 16, 2021.
Corporate Information
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. In November 2014, we completed the initial public offering of our common shares on the SIX Swiss Exchange. Our telephone number at our principal executive offices is +41 44 755 77 00. Our agent for service of process in the United States is Molecular Partners Inc. with registered office at 245 Main Street, Cambridge, Massachusetts 02142. Our website address is www.molecularpartners.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•a requirement to have only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.
We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered
We may offer or sell ordinary shares, ADSs, debt securities and warrants in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “designed,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•the initiation, timing, progress and results of our clinical trials and preclinical studies, and our research and development programs;
•our ability to advance product candidates into, and successfully complete, clinical trials;
•the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;
•the regulatory treatment of our product candidates;
•regulatory developments in the European Union, United States and other countries;
•the commercialization of our product candidates, if and once approved;
•the pricing and reimbursement of our product candidates, if and once approved;
•our ability to contract on commercially reasonable terms with third-party suppliers and manufacturers;
•the implementation of our business model and strategy and the development of our product candidates and technology platforms;
•the scope of protection we are able to establish, obtain and maintain for intellectual property rights covering our product candidates and technology and our ability to protect and enforce such rights;
•our ability to operate our business without infringing on, misappropriating or otherwise violating the intellectual property rights of others;
•the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical trials for our product candidates;
•estimates of our expenses, future revenues, earnings, capital requirements and our needs for additional financing;
•the timing and amount of milestone and royalty payments that we may receive under our strategic collaboration agreements;
•our ability to obtain additional funding for our operations;
•the potential benefits of our strategic collaboration agreements and our ability to enter into future strategic arrangements;
•our ability to maintain and establish collaborations or obtain additional funding;
•the rate and degree of market acceptance of, and pricing for, our product candidates;
•our financial performance;

•the impact of COVID-19 or geopolitical events on our business, operations and prospects and on our clinical trials;
•our ability to attract and retain key scientific and management personnel;
•developments relating to our competitors and our industry, including competing therapies;
•the future trading price of the ADSs and impact of securities analysts reports on these prices; and
•other risks and uncertainties, including those listed under the caption “Risk Factors.”
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may offer ordinary shares, ADSs, debt securities and warrants, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price per ordinary share of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
OFFER AND LISTING DETAILS
Our ADSs are currently traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “MOLN.” The ADSs began trading on Nasdaq on June 16, 2021. We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of our ordinary shares, ADSs representing our ordinary shares, various series of debt securities, and warrants to purchase our ordinary shares represented by ADSs, either individually or in combination with other securities. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
CAPITALIZATION
We intend to include information about our capitalization and indebtedness in prospectus supplements.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we have authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for pipeline development and other general corporate purposes, including investments, acquisitions, and collaborations, should we choose to pursue any, and working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in a variety of capital preservation investments, including term deposits, short-term, investment-grade, interest-bearing instruments and government securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following description of our share capital and articles of association summarizes our share capital as of the dates indicated and certain provisions of our articles of association as they are in effect as of the date hereof, respectively. The following summary does not purport to be complete. For a more complete discussion, please refer to our articles of association, a copy of which can be accessed on our website www.molecularpartners.com.
The Company
We are a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland. We were incorporated on November 22, 2004. Our principal executive offices are located at Wagistrasse 14, 8952 Schlieren, Switzerland. We are registered with the commercial register of the Canton of Zurich under number CHE-112.115.136. Our corporate name is Molecular Partners AG.
Swiss Corporate Law Reform
On June 19, 2020, the Swiss Parliament approved legislation that will modernize certain aspects of Swiss corporate law. Most relevantly, the legislative reform addresses, among other topics, (i) the modernization and increased flexibility for a stock corporation's capital base, (ii) the strengthening of shareholder rights and the protection of minorities, (iii) certain changes to financial distress/restructuring measures, (iv) corporate governance and executive compensation matters (amongst others, the incorporation of the ordinance against excessive compensation in listed stock corporations (OaEC) into the Swiss Code of Obligations (CO), and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector). Other than with respect to the new rules on gender representation and disclosure requirements for companies active in the raw materials sector, which, subject to transitional periods, came into effect on January 1, 2021, the new legislation will come into effect on January 1, 2023, with certain transitional periods as provided for therein. In light of these reforms, certain information set out below will be subject to the changes and modifications pursuant to this new legislation.
Share Capital
As of December 31, 2021, our issued share capital as recorded in the commercial register of the Canton of Zurich was CHF 3,214,699.20, consisting of 32,146,992 common shares with a nominal value of CHF 0.10 each. As of June 30, 2022, our issued share capital as recorded in the commercial register of the Canton of Zurich was CHF 3,229,264.80, consisting of 32,292,648 common shares with a nominal value of CHF 0.10 each.
Under our articles of association, in their current version dated April 13, 2022, our board of directors is authorized to increase the share capital at any time on or before April 13, 2024, by a maximum aggregate amount of CHF 807,316.20 through the issuance of not more than 8,073,162 shares, which would have to be fully paid-in, with a nominal value of CHF 0.10 each.
Increases in partial amounts are permitted. The board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.
The board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by the board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

From January 1, 2018 through June 30, 2022, the number of our issued common shares as recorded in the commercial register of the Canton of Zurich underwent the following changes:

2019
Issued shares recorded on January 1, 2019	21,044,062
Reflecting in commercial register on January 22, 2019 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2018 out of conditional share capital	184,531
Issued shares recorded on December 31, 2019	21,228,593
2020
Issued shares recorded on January 1, 2020	21,228,593
Reflecting in commercial register on January 20, 2020 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2019 out of conditional share capital	372,599
Issuance in an accelerated bookbuilding transaction of new shares with a nominal value of CHF 0.10 each on July 8, 2020 out of authorized share capital immediately reflected in the commercial register on July 8, 2020	5,528,089
Issuance of new shares with a nominal value of CHF 0.10 each to Novartis Pharma AG on October 28, 2020 out of conditional share capital, immediately reflected in commercial register on October 28, 2020	1,739,130
Issued shares recorded on December 31, 2020	28,868,411
2021
Issued shares recorded on January 1, 2021	28,868,411
Reflecting in commercial register on January 20, 2021 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2020 out of conditional share capital	278,581
Issued shares recorded on April 30, 2021	29,146,992
Issuance for our US IPO of new shares with a nominal value of CHF 0.10 each on June 16, 2021 out of authorized share capital immediately reflected in the commercial register on June 16, 2021	3,000,000
Issued shares recorded on December 31, 2021	32,146,992
2022
Issued shares recorded on January 1, 2022	32,146,992
Reflecting in commercial register on January 20, 2022 of prior issuance of new shares with a nominal value of CHF 0.10 each issued (but not reflected) in the one-year period ended December 31, 2021 out of conditional share capital	145,656
Issued shares recorded on May 1, 2022	32,292,648
History of Securities Issuances
From January 1, 2019 through June 30, 2022, the events set out above and further described below have changed our issued share capital and, in parallel, the number of our issued common shares, in each case as recorded in the commercial register of the Canton of Zurich.
•On January 22, 2019, our share capital was increased by CHF 18,453.10 through the issuance of 184,531 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 22, 2019) in the one-year period ended December 31, 2018, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.

•On January 20, 2020, our share capital was increased by CHF 37,259.90 through the issuance of 372,599 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 20, 2020) in the one-year period ended December 31, 2019, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On July 8, 2020, our share capital was increased by CHF 552,808.90 through the issuance of 5,528,089 new shares with a nominal value of CHF 0.10 each. These shares were issued out of authorized share capital based on the resolution of the general meeting of shareholders held on April 29, 2020 regarding an authorized share capital increase of up to CHF 565,986 through the issuance of up to 5,659,860 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each on or before April 29, 2022. The new shares were placed with institutional investors in an accelerated bookbuilding transaction, under withdrawal of statutory pre-emptive rights of existing shareholders. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On October 28, 2020, our share capital was increased by CHF 173,913.00 through the issuance of 1,739,130 new shares with a nominal value of CHF 0.10 each. These shares were issued out of conditional share capital based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. The new shares were issued to Novartis Pharma AG in connection with an option and equity rights agreement providing for a collaboration to develop, manufacture and commercialize certain product candidates and/or therapies. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On January 20, 2021, our share capital was increased by CHF 27,858.10 through the issuance of 278,581 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 20, 2021) in the one-year period ended December 31, 2020, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.
•On June 16, 2021, our share capital was increased by CHF 300,000.00 through the issuance of 3,000,000 new shares with a nominal value of CHF 0.10 each. These shares were issued out of authorized share capital based on the resolution of the general meeting of shareholders held on April 21, 2021 regarding an authorized share capital increase of up to CHF 728,675 through the issuance of up to 7,286,750 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each on or before April 21, 2023. These 3,000,000 new shares issued under withdrawal of statutory pre-emptive rights of existing shareholders, are underlying the 3,000,000 American Depositary Shares created within the framework of the IPO of the Company on the Nasdaq Global Selected Market that were placed with institutional investors. Our articles of incorporation were amended accordingly to reflect the new share capital.
••On January 20, 2022, our share capital was increased by CHF 14,565.60 through the issuance of 145,656 new shares with a nominal value of CHF 0.10 each. These shares had been issued out of conditional share capital (but were not recorded in the commercial register until January 20, 2022) in the one-year period ended December 31, 2021, based on the resolution of the general meeting of shareholders held on October 6, 2014 regarding a conditional capital increase of up to CHF 400,000 through the issuance of up to 4,000,000 registered shares with a nominal value of CHF 0.10 (to be fully paid in) each. Our articles of incorporation were amended accordingly to reflect the new share capital.

Articles of Association
Under our articles of association, our board of directors is authorized to increase the share capital at any time on or before April 13, 2024, by a maximum aggregate amount of CHF 807,316.20 through the issuance of not more than 8,073,162 shares, which would have to be fully paid-in, with a nominal value of CHF 0.10 each. Increases in partial amounts are permitted. The board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.
The board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by the board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.
Our share capital may be increased by a (following the transactions set out in "—History of Securities Issuances", residual) maximum aggregate amount of CHF 161,502.10 through the issuance of not more than 1,615,021 common shares, which would need to be fully paid-in, with a nominal value of CHF 0.10 each, through the direct or indirect issuance of shares, options or pre-emptive rights thereof granted to employees and members of our board of directors as well as to members of any advisory boards. Shares, options or pre-emptive rights thereof shall be issued in accordance with one or more participation plans and/or policies to be issued by our board of directors and in accordance with our articles of association.
In addition, our share capital may be increased by a (following the transactions set out in "—History of Securities Issuances," residual) maximum aggregate amount of CHF 226,087 through the issuance of up to 2,260,870 fully paid up shares with a nominal value of CHF 0.10 each through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by us or any of our group companies.
Certain Important Provisions of our Articles of Association, Organizational Rules and Swiss Law
The following is a summary of certain important provisions of our articles of association, organizational rules and certain related provisions of Swiss law. Please note that this is only a summary and as such is not, is not intended to be and does not purport to be exhaustive. For a more complete discussion, please refer to our articles of association and organizational rules.
On June 19, 2020, the Swiss Parliament approved legislation that will modernize certain aspects of Swiss corporate law. Most relevantly, the legislative reform addresses, among other topics, (i) the modernization and increased flexibility for a stock corporation’s capital base, (ii) the strengthening of shareholder rights and the protection of minorities, (iii) certain changes to financial distress/restructuring measures, (iv) corporate governance and executive compensation matters (amongst others, the incorporation of the ordinance against excessive compensation in listed stock corporations (OaEC) into the Swiss Code of Obligations (CO), and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector). Other than with respect to the new rules on gender representation and disclosure requirements for companies active in the raw materials sector, which, subject to transitional periods, came into effect on January 1, 2021, the new legislation will come into effect on January 1, 2023 with certain transitional periods as provided for therein. In light of these reforms, certain sub-sections discussed in more detail below will be subject to the changes and modifications pursuant to this new legislation.
Ordinary Capital Increase, Authorized and Conditional Share Capital
Under Swiss law, we may increase our share capital (Aktienkapital) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. In case of a subscription and increase against contributions in cash, a resolution passed by an absolute majority of the votes represented at the general meeting of shareholders is required. In the case of a subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders' statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented is required.
Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower the board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the existing issued share capital in the form of:
•conditional capital (bedingtes Kapital) for the purpose of issuing shares in connection with, among other things, (i) options and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries or (ii) grants of rights to employees, members of the board of directors or consultants or subsidiaries to subscribe for new shares (conversion or option rights); and/or
•authorized capital (genehmigtes Kapital) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval. Our current authorized capital was most recently approved on the annual shareholders' meeting held on April 13, 2022 and will thus expire on April 13, 2024. See "Our Authorized Share Capital."
Pre-emptive Rights
Pursuant to the CO, shareholders have pre-emptive rights (Bezugsrechte) to subscribe for newly issued shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of these instruments.
A resolution passed at a general meeting of shareholders by two-thirds of the votes represented and the absolute majority of the nominal value of the shares represented may authorize the board of directors to withdraw or limit pre-emptive rights and/or advance subscription rights in certain circumstances.
If pre-emptive rights are granted, but not exercised, the board of directors may allocate the pre-emptive rights as it elects.
With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or limit the pre-emptive rights of shareholders, and to allocate them to certain shareholders and third parties if the shares are to be used:
•for the acquisition of companies, part of companies or participations, for the acquisition of products, intellectual property or licenses or for investment projects or for the financing or refinancing of such transactions through a placement of shares;
•for the purpose of broadening the shareholder constituency or in connection with a listing of shares on domestic or foreign stock exchanges;
•if the issue price of the new shares is determined by reference to the market price;
•for purposes of granting an over-allotment option (greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser or underwriters;
•following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the board of directors;
•for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial advisor retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders.

The board of directors may permit pre-emptive rights that have been granted but not exercised to expire or it may place these rights respectively the shares as to which pre-emptive rights have been granted but not exercised, at market conditions or use them for other purposes in the interest of the Company. Any shares for which the granted preferential subscription rights have not been exercised will be at the disposal of the board of directors, who may sell them at market conditions or use them for other purposes in the interest of the Company.
Our Authorized Share Capital
Under our articles of association, our board of directors is authorized to increase the share capital at any time on or before April 13, 2024, by a maximum aggregate amount of CHF 807,316.20 through the issuance of not more than 8,073,162 shares, which would have to be fully paid-in, with a nominal value of CHF 0.10 each.
Increases in partial amounts are permitted. The board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.
The board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by the board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.
Our Conditional Share Capital
Our share capital may be increased by a (following the transactions set out in "—History of Securities Issuances", residual) maximum aggregate amount of CHF 161,502.10 through the issuance of not more than 1,615,021 common shares, which would need to be fully paid-in, with a nominal value of CHF 0.10 each, through the direct or indirect issuance of shares, options or pre-emptive rights thereof granted to employees and members of our board of directors as well as to members of any advisory boards. Shares, options or pre-emptive rights thereof shall be issued in accordance with one or more participation plans and/or policies to be issued by our board of directors and in accordance with our articles of association.
In addition, our share capital may be increased by a (following the transactions set out in "—History of Securities Issuances", residual) maximum aggregate amount of CHF 226,087 through the issuance of up to 2,260,870 fully paid up shares with a nominal value of CHF 0.10 each through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by us or any of our group companies.
The pre-emptive rights and advance subscription rights of our shareholders are excluded in connection with the issuance of any shares, options or pre-emptive rights under our conditional share capital.
Uncertificated Securities
Our shares are uncertificated securities (Wertrechte, within the meaning of article 973c of the CO) and, when administered by a custodian (Verwahrungsstelle, within the meaning of the Federal Act on Intermediated Securities, or FISA), and credited to one or more securities deposit account (Effektenkonto), qualify as intermediated securities (Bucheffekten, within the meaning of the FISA). In accordance with article 973c of the CO, we maintain a non-public register of uncertificated securities (Wertrechtebuch). We may at any time without the approval of our shareholders and at our cost convert shares issued as uncertificated securities into another form (including global certificates) or convert shares issued in one form into another form. Following the entry in the share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder. Shareholders are not entitled, however, to request the printing and delivery of certificates or the conversion of the shares in one form into another form. We may print and deliver certificates for shares at any time.

Securities Exercisable for Common Shares
Equity Incentives
We believe that our ability to grant incentive awards is a valuable and necessary compensation tool that allows us to attract and retain the best available personnel for positions of substantial responsibility, provides additional incentives to directors, executive officers, and employees and promotes the success of our business. Historically, we have granted several different equity incentive instruments to our directors, employees and other service providers, including:
•Restricted Share Units, or RSUs, granted to our directors;
•Performance Share Units, or PSUs, granted to our executive officers and employees; and
•share options granted to employees, directors and selected advisors.
Our articles of association authorize the board of directors to issue one or more participation plans and/or policies. An amendment or renewal of the relevant provision in our articles of association must be approved by an absolute majority of the votes represented at the general meeting of shareholders. Once our board of directors' authority is approved by our shareholders, the maximum aggregate amounts of the variable compensation elements actually granted to the directors and executive officers must be approved by an absolute majority of the votes represented at the general meeting of shareholders and shall continue for the duration of the current financial year. Compensation may be paid out prior to approval by the general meeting of shareholders subject to subsequent approval. If the general meeting of shareholders does not approve a proposal of the board of directors, the board of directors must newly determine the maximum aggregate amount or maximum partial amounts taking into account all relevant factors and submit such amounts for approval to the same general meeting of shareholders, to an extraordinary general meeting of shareholders or to the next ordinary general meeting of shareholders.
Share Options
Prior to our initial public offering on SIX Swiss Exchange on November 5, 2014, which we refer to as our Swiss IPO, our board of directors established three share option plans: (i) the Employee Share Option Plan 2007, or ESOP 2007, (ii) the Employee Share Option Plan 2009, or ESOP 2009, and (iii) the Employee Share Option Plan 2014, or ESOP 2014, with similar features as the ESOP 2009, but no longer providing for accelerated vesting of options in the event of our Swiss IPO. Each option entitles its holder to purchase one of our shares at the pre-defined exercise price. The number of options granted to each participant was determined by the board of directors based on a participant’s position and level of responsibility. As a rule, the options vested quarterly over a four-year period. At the end of the option term, the unexercised options expire without value.
As of March 31, 2022, an aggregate of 285,925 options were outstanding under the ESOP 2009 and ESOP 2014, together. As of March 31, 2022, all of the outstanding options were fully vested.
Following our Swiss IPO, no further grants were made under any of the ESOP programs, and we do not intend to make any further grants under any of these plans in the future. For additional information, see Note 18 to our consolidated financial statements as of and for the year ended December 31, 2021.
Restricted Share Units (RSUs)
Under the LTI Plans, described in “-Long-Term Incentive Plans” below, members of our board of directors are eligible to be granted RSUs. RSUs are contingent rights to receive a certain number of our shares at the end of a three-year blocking period. RSUs vest over a one-year period from their date of grant, following the lapse of which they are no longer subject to forfeiture if a member of our board resigns. The number of shares to be received is not variable, i.e., the number of shares does not depend on the achievement of certain pre-defined performance metrics. In certain circumstances, including a change of control, a full or partial early vesting of the RSUs may occur.
As of March 31, 2022, 95,635 RSUs were outstanding.

Performance Share Units (PSUs)
Under the LTI Plans, described in “-Long-Term Incentive Plans” below, executive officers and employees are eligible to be granted PSUs. PSUs are contingent rights to receive a variable number of our shares either in aggregate at the end of a three-year cliff-vesting period or in annual installments over a three-year vesting period. The number of PSUs granted to a plan participant is calculated by dividing the CHF amount approved for the respective individual by the fair value of each PSU at the grant date based on the average share price in the two months preceding the grant date. While the PSUs are designed to allow the beneficiaries to participate in the long-term share price development, the number of shares to be earned in relation to a PSU depends on (i) the achievement of annual corporate goals for the respective year, (ii) the achievement of long-term value-driving milestones outside of such corporate goals during such year and (iii) the development of the share price of the Company. In accordance with these parameters, the number of shares to be issued based on the PSUs can be between zero and 120% of the number of PSUs granted. Even after the determination of goal achievement, participants may lose their entitlements in full or in part depending on certain conditions relating to their employment. In certain circumstances, including a change of control, a full or partial accelerated vesting of the PSUs may occur.
As of March 31, 2022, 547,339 PSUs were outstanding.
Long-Term Incentive Plans
Our long-term incentive plans established in March of 2015, March of 2016, March of 2017, March of 2018, March of 2019, March of 2020, March of 2021 and March of 2022, respectively, which we collectively refer to as the LTI Plans, are rolled out annually. This allows our board of directors to review and adjust the terms and targets of the LTI Plans on an annual basis. Employees generally receive the grants on April 1 of each calendar year. With respect to members of the Management Board, the annual grants are usually made on April 1 subject to approval of the ordinary shareholders’ meeting at which the necessary amounts for variable compensation are approved by the shareholders. With respect to members of our board of directors, the annual grants are made following the ordinary shareholders’ meeting, at which the necessary amounts for variable compensation are approved by the shareholders.
General Meeting of Shareholders
The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30 of any calendar year.
The following powers are vested exclusively in the general meeting of shareholders:
•adoption and amendment of our articles of association;
•election of the members of the board of directors, the chairperson of the board of directors, the members of the compensation committee, the independent voting rights representative and the auditors;
•approval of the annual management report and the consolidated financial statements and approval of the annual financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to dividends;
•approval of the compensation of the board of directors and of the executive management pursuant to article 28 of our articles of association;
•granting discharge to the members of the board of directors and the persons entrusted with the executive management;
•dissolving the Company with or without liquidation; and
•passing of resolutions as to all matters reserved by law or under our articles of association to the authority of the general meeting of shareholders.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by our auditor, liquidator or the representatives of bondholders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.
Voting and Quorum Requirements
Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of the votes represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.
Under Swiss corporate law and our articles of association, a resolution of the general meeting of the shareholders passed by two-thirds of the votes represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:
•the amendment or modification of the purpose of the company;
•the creation of shares with privileged voting rights;
•the restriction on the transferability of shares and the cancellation of such restriction;
•an authorized or conditional increase of the share capital;
•an increase of the share capital through the conversion of capital surplus, through contribution in kind or for purposes of an acquisition of assets, or the granting of special privileges;
•the limitation or withdrawal of pre-emptive rights;
•the relocation of the registered office of the company; and
•the dissolution of the company.
As a rule, the same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended, or the Swiss Merger Act (including a merger, demerger or conversion of a corporation). See “Compulsory Acquisitions; Appraisal Rights.”
In accordance with Swiss law and generally accepted business practices, our articles of association do not provide for quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Notice
General meetings of shareholders must be convened by the board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

The owners or representatives of all of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the ordinary general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.
Agenda Requests
Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (1) one tenth of the share capital or (2) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included on the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 45 calendar days in advance of the meeting.
Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the ordinary general meeting. Shareholders of record must be notified of this in writing.
Shareholder Proposals
Under Swiss statutory law, at any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special audit where this is necessary for the proper exercise of shareholders’ rights.
Voting Rights
Each of our shares entitles a holder to one vote. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative.
Dividends and Other Distributions
Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Under our articles of association, dividend payments require a resolution passed by an absolute majority of the votes represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.
Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years, or if we have distributable reserves, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We may not be permitted to pay interim dividends out of profit of the current business year.
Distributable reserves are booked either as “retained earnings” or as reserves from capital contributions. Under the CO, if our general reserves amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. In addition, if our general reserves amount to less than 50% of our share capital, 10% of the amounts distributed beyond payment of a dividend of 5% must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the votes represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit. Pursuant to the revised CO, the board of directors must give public notice of the capital reduction in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt) only once (instead of three times) and notify the Company's creditors that they may request, within thirty days of the publication (instead of two months of the third publication as under the current law), satisfaction of, or security for, their claims. The revised CO is expected to enter into force in 2023.
Inspection of Books and Records
Under the CO, a shareholder has a right to inspect our share register with respect to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Shareholder Rights—Inspection of Books and Records.”
Special Investigation
If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court sitting at our registered office (currently in Schlieren, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to us or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Shareholders’ Rights to Bring Actions for the Benefit of the Company
According to the CO, an individual shareholder may bring an action, in its own name and for the benefit of the Company, against the Company’s directors, officers or liquidators for the recovery of any losses we have suffered as a result of the intentional or negligent breach by such directors, officers or liquidators of their duties.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, conversion of a corporation and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented at such meeting.
If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.
Swiss corporations may be acquired by an acquirer through the direct acquisition of shares. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if 90% of the shareholders of the transferring company who are entitled to vote give their consent. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation).
For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are not adequate, a shareholder may request the competent court to determine an adequate amount of compensation. Shareholders who consider their equity rights not to have been adequately preserved or the compensation received or to be received to be inadequate are entitled to exercise appraisal rights in accordance with the Swiss Merger Act by filing a suit against the surviving corporation with the competent Swiss civil court at the registered office of the surviving corporation or of the transferring corporation. The suit must be filed within two months after the merger or demerger resolution has been published in the Swiss Official Gazette of Commerce. If such a suit is filed, the court must assess whether the equity rights have been adequately preserved or the compensation paid or to be paid to the shareholders is adequate compensation and, should the court consider it to be inadequate, determine any additional adequate compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant. The filing of an appraisal suit will not prevent completion of the merger or demerger.
In addition, under Swiss law, the sale of all or substantially all of our assets may be construed as a de facto dissolution of the Company, and consequently require the approval of two-thirds of the votes represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented at such meeting. Whether a shareholder resolution is required depends on the particular transaction, and the following circumstances are generally deemed relevant in this respect:
•a core part of the company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;
•the company’s assets, after the divestment, are not invested in accordance with the company’s business purpose set forth in its articles of association; and
•the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to the company’s shareholders or for financial investments unrelated to the company’s business.
Board of Directors
Number of Directors; Election
Our articles of association provide that our board of directors shall consist of a minimum of three members and a maximum of eleven members.
The members of our board of directors and the chairperson are elected annually by the general meeting of shareholders for a term of office until completion of the next annual general meeting of shareholders and are eligible for re-election. Each member of our board of directors must be elected individually.
Powers
The board of directors has the following non-delegable and inalienable powers and duties:
•the ultimate direction of the business of the company and the issuance of the necessary instructions;
•the determination of the organization of the company;
•the administration of accounting, financial control and financial planning;
•the appointment and removal of the persons entrusted with executive management and their representation of the company;

•the ultimate supervision of the persons entrusted with management of the company, specifically in view of their compliance with the law, these articles of association, the regulations and directives;
•the preparation of the business report, the compensation report and the general meetings of shareholders as well as the implementation of the resolutions adopted by the general meetings of shareholders;
•the adoption of resolutions regarding the subsequent payment of capital with respect to non-fully paid up shares and the amendments to the articles of association related thereto;
•the adoption of resolutions concerning an increase of the share capital to the extent that such power is vested in the board of directors (article 651 paragraph 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of Incorporation, as well as the preparation of the required report on the capital increase;
•the non-delegable and inalienable duties and powers of the board of directors pursuant to the Merger Act;
•the notification of the court if liabilities exceed assets; and
•any other matter reserved to the board of directors by the law or the articles of association.
The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law, details of the delegation must be set in the organizational rules issued by the board of directors. The organizational rules may also contain other procedural rules such as quorum requirements.
Indemnification of Executive Management and Directors
In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See the section of this prospectus entitled “Comparison of Shareholder Rights—Indemnification of Directors and Executive Committee and Limitation of Liability.”
We intend to enter into indemnification agreements with each of the members of our board of directors and executive management.
We have entered into indemnification agreements with each of our directors and executive officers. See the section of this prospectus entitled “-Limitation of Liability and Indemnification” below.
Conflict of Interest, Management Transactions
Swiss law does not have a specific provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the company’s management are liable to the company, each shareholder and the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the company if such shareholder, director or associated person acted in bad faith.
Our Code of Conduct and organizational rules also cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management
Pursuant to Swiss law, our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with our management, which we refer to as our “executive management”. The board of directors is responsible for the annual preparation of a written compensation report in accordance with Swiss law and the Ordinance against Excessive Compensation in Stock Exchange Listed Companies, or the Ordinance. Our statutory auditor conducts an audit of the compensation report as required by article 17 of the Ordinance in accordance with Swiss law and Swiss auditing standards. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by us, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role or not on customary market terms.
The disclosure concerning compensation, loans and other forms of indebtedness must include:
•the aggregate amount for the board of directors as well as the particular amount for each member of the board of directors, specifying the name and function of each respective person; and
•the aggregate amount for the executive management as well as the particular amount for the member of the executive management with the highest compensation, specifying the name and function of such member.
Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:
•severance payments provided for either contractually or in the articles of association (compensation due during the notice period before termination of a contractual relationship does not qualify as severance payment);
•advance compensation;
•incentive fees for the acquisition or transfer of corporations or parts thereof by us or by companies being, directly or indirectly, controlled by the us;
•loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and
•equity securities and conversion and option rights awards not provided for in the articles of association.
Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by us is prohibited if the compensation (1) would have been prohibited if it was paid directly by us, (2) is not provided for in our articles of association and (3) has not been approved by the general meeting of shareholders.
Our shareholders annually vote on the proposals of the board of directors with respect to:
•the maximum aggregate amount of compensation of the board of directors until the next annual general meeting; and
•the maximum aggregate amount of compensation of the executive management for the following financial year.
The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.
If the general meeting of shareholders does not approve a compensation proposal made by the board of directors, the board of directors must convene an extraordinary general meeting and submit a new compensation proposal to such meeting.

In addition to fixed compensation, members of the executive management and, under certain circumstances, the board of directors may be paid variable compensation, depending on the achievement of certain performance criteria or for retention purposes.
The performance criteria may include corporate targets and targets in relation to the market, other companies or comparable benchmarks and individual targets, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.
Compensation may be paid or granted in the form of cash, shares, financial instruments, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.
Borrowing Powers
Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.
Repurchases of Shares and Purchases of Own Shares
The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (1) we have freely distributable reserves in the amount of the purchase price; and (2) the aggregate nominal value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.
Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.
In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet our obligations under our equity plans, to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.
Notification and Disclosure of Substantial Share Interests
The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act, are applicable to us. Under the Financial Market Infrastructure Act, persons who directly, indirectly or in concert with other parties acquire or dispose of common shares or are granted the power to exercise voting rights attached to common shares at their own discretion, or delegated voting rights, or acquire or dispose of purchase or sale rights relating to common shares, and thereby reach, exceed or fall below a threshold of 3, 5, 10, 15, 20, 25, 33 1⁄3, 50 or 66 2⁄3 percent of our voting rights (whether exercisable or not) must report such acquisition or disposal to us and the SIX Swiss Exchange in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information through SIX Swiss Exchange's electronic reporting and publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares, delegated voting rights and acquisition rights or obligations, or Acquisition Positions, on the one hand and sale rights or obligations, or Disposal Positions, on the other hand may not be netted. Rather the Acquisition Positions and the Disposal Positions need to be accounted for separately and may each trigger disclosure obligations if the respective positions reach one of the thresholds. In addition, actual share ownership and delegated voting rights must be reported separately from other Purchase Positions if they reach one of the thresholds.

Pursuant to article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders acting in concert who hold more than 5% of all voting rights.
Mandatory Bid Rules
Pursuant to the applicable provisions of the Financial Market Infrastructure Act, any person that acquires shares of a listed Swiss company, whether directly or indirectly or acting in concert with third parties, which shares, when taken together with any other shares of such company held by such person, exceed the threshold of 33 1/3% of the voting rights (whether exercisable or not) of such company, must make a takeover bid to acquire all the other listed shares of such company. A company’s articles of association may either eliminate this provision of the Financial Market Infrastructure Act or may raise the relevant threshold to 49%, opting-out or opting-up, respectively. Our articles of association do not contain any opting-out or opting-up provision.
A waiver of the mandatory rules may be granted by the Swiss Takeover Board or FINMA under certain circumstances. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the Financial Market Infrastructure Act and the implementing ordinances thereunder.
There is no obligation to make a takeover bid under the Financial Market Infrastructure Act if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law or execution proceedings.
Comparison of Shareholder Rights
We are a corporation (Aktiengesellschaft), organized under the laws of Switzerland in accordance with articles 620 et seqq. CO. The laws applicable to a Swiss Aktiengesellschaft differ from laws applicable to U.S. corporations and their shareholders. The following discussion summarizes material differences between the rights of holders of our common shares and the rights of holders of the common shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of Switzerland and Delaware. For a more complete discussion, please refer to the Delaware General Corporation Law, or the DGCL, Swiss law, and our governing corporate statutes.
On June 19, 2020, the Swiss Parliament approved legislation that will modernize certain aspects of Swiss corporate law. Most relevantly, the legislative reform addresses, among other topics, (i) the modernization and increased flexibility for a stock corporation's capital base, (ii) the strengthening of shareholder rights and the protection of minorities, (iii) certain changes to financial distress/restructuring measures, (iv) corporate governance and executive compensation matters (amongst others, the incorporation of the ordinance against excessive compensation in listed stock corporations (OaEC) into the Swiss Code of Obligations (CO), and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector). Other than with respect to the new rules on gender representation and disclosure requirements for companies active in the raw materials sector, which, subject to transitional periods, came into effect on January 1, 2021, the new legislation will come into effect on January 1, 2023, with certain transitional periods as provided for therein. In light of these reforms, certain sections discussed in more detail below will be subject to the changes and modifications pursuant to this new legislation.

Switzerland	Delaware

Number of Directors

Under Swiss law, the board of directors must consist of at least one member, unless the articles of association set out a specific number of directors. Our articles of association provide that our board of directors shall consist of a minimum of three members and a maximum of eleven members.	Under the DGCL, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.

Director Qualifications

Any natural person can be elected as a member of the board of directors even without being a shareholder of the corporation. As a minimum standard a director has to be in the position to fulfill his or her fiduciary duties, the duty of care and the duty of loyalty. It lies within the competence of the board of directors to determine a set of qualifications when proposing potential candidates to the general meeting of shareholders for election, or the articles of association may set out guidelines. While our articles of association generally do not set out such guidelines, our organizational regulations and committee charters stipulate certain requirements as to independence and, with respect to the audit and finance committee, financial literacy.
Further, the corporation must be able to be represented by one person who is resident in Switzerland with sole signature authority or two persons who are resident in Switzerland with joint signature authority by two. This person or these persons may be either a member of the board of directors or an executive officer. They must have access to the share register and the register of beneficial owners notified to the company.
Under the DGCL, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.

Standard of Conduct for Directors

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:
•the duty of care; and
•the duty of loyalty.
The duty of care requires that a director acts in good faith, with the care that an ordinary prudent director would exercise under similar circumstances.
The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interest of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits in principle self-dealing by a director and mandates that the best interest of the corporation take precedence over a director’s interest.
Directors must afford the shareholders equal treatment in equal circumstances.
The burden of proof for a violation of these duties is with the corporation or with the shareholder (or creditor) bringing a suit against the director.
The Swiss Federal Supreme Court established the doctrine to restrict its review of a business decision if the decision has been taken upon proper preparation, on an informed basis and without conflicts of interest.
The DGCL does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Indemnification of Directors and Executive Committee and Limitation of Liability
Under Swiss law, a corporation cannot limit the personal liability of a director or another person entrusted with its management. However, the general meeting of shareholders may grant discharge to the directors and the persons entrusted with its management from liability arising from actions taken during the past financial year. Such discharge is effective only, however, for disclosed facts and only against the corporation and those shareholders who approved the discharge or who have since acquired shares in full knowledge of the discharge.
Under Swiss law, subject to certain limitations, a corporation may indemnify and hold harmless directors and other persons entrusted with its management out of the assets of the corporation from and against actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by or by reason of any act done, concurred in or omitted, in connection with the execution of their statutory duties, provided that such indemnity (if any) shall not extend to any matter in which any of said persons is found to have committed an intentional or grossly negligent breach of his or her duties.
Subject to the limitations described above, the articles of association of a Swiss corporation may therefore provide that the corporation shall indemnify and hold harmless to the extent permitted by law the directors and members of the executive committee out of assets of the corporation against threatened, pending or completed actions. Within the same limitations, articles of association of a Swiss corporation may also provide that the directors shall be entitled to the reimbursement of all expenses incurred in the interests of the corporation. Our articles of association contain such a provision.
Further, a corporation may enter into and pay for directors’ and officers’ liability insurance which may cover negligent acts as well.
Under the DGCL, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages arising from a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for:
•any breach of the director’s duty of loyalty to the corporation or its shareholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or unlawful share purchases or redemptions; or
•any transaction from which the director derives an improper personal benefit.
A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
•by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
•by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
•by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or
•by the shareholders.
Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Annual Vote on Board Renewal
The general meeting of shareholders elects annually and individually the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee for a term of office until completion of the next annual general meeting of shareholders. Re-election is possible.
One-year terms are mandatory under Swiss law for listed companies. Classified boards are therefore not permitted.
Cumulative voting is not permitted under Swiss law. Our directors, the chairperson of the board of directors and the members of the compensation committee are elected by the affirmative vote of the absolute majority of the votes represented at the general meeting of shareholders.

Removal of Directors

The general meeting of shareholders may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the votes represented at a general meeting of shareholders where a proposal for such removal was properly set on the agenda. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director.	Under the DGCL, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, unless otherwise provided in the certificate of incorporation, stockholders may effect such removal only for cause.

Vacancies on the Board of Directors

In order to fill a vacancy on the board of directors, a new member of the board of directors must be elected by a general meeting of shareholders.
In the event the office of the chairperson of the board of directors is vacant, the board of directors shall appoint a new chairperson from among its members for the remaining term of office. If there are vacancies on the compensation committee, the board of directors may appoint substitute members from among its members for the remaining term of office. The articles of association may set forth other rules to fill vacancies on the compensation committee. Our articles of association do not stipulate such other rules.
Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Annual General Meeting or Special Meetings

The annual general meeting of shareholders must take place annually within six months after the close of the financial year. Amongst other competences, the general meeting of shareholders individually elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee. The notice of convening the meeting must include the place and date of the general meeting, the agenda items, the proposals by the board of directors and shareholders (if any), and necessary directions and instructions by the board of the directors.
Extraordinary general meetings of shareholders shall be called as often as necessary by the board of directors or, if necessary, by the statutory auditors as well as in all other cases required by law. Unless the articles of association provide for a lower threshold, one or more shareholders representing at least 10% of the share capital may request in writing that the board of directors call an extraordinary general meeting of shareholders. The request must contain an agenda and the suggested proposals.	Under the DGCL, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the bylaws, or by the board of directors if neither the certificate of incorporation or bylaws so provide.
Under the DGCL, unless directors are elected by written consent in lieu of an annual meeting as permitted by the DGCL, the annual meeting of stockholders shall be held for the election of directors on a date and at a time as designated by or in the manner provided in the bylaws.
Under the DGCL, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Shareholder Proposals

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. Generally, no resolution may be passed on proposals relating to agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights (which is not the case under our articles of association):
•one or several shareholders representing 10% of the share capital may ask in writing that a general meeting of shareholders be called for specific agenda items and specific proposals; and
•one or several shareholders representing 10% of the share capital or CHF 1 million of nominal share capital, whichever is lower, may ask in writing that an agenda item including a specific proposal be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate notice. Our articles of association provide that such request must be made at least 45 calendar days prior to a general meeting of shareholders.
In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the statutory auditors on the methods and results of their audit, (iii) propose that an extraordinary general meeting of shareholders be called or (iv) propose that a special investigation be carried out.

Under the DGCL, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
A stockholder of a Delaware corporation has the right to put any proposal before the annual meeting of stockholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but stockholders may be precluded from calling special meetings.

Notice of General Meetings

Under Swiss law and our articles of association, notice of the general meeting of shareholders has to be given at least 20 calendar days before the date for which the meeting is scheduled in the form prescribed by the articles of association. The agenda must specify the place, date, hour, agenda items, and the proposals of the board of directors and the shareholders who have requested that a general meeting be called or an item be placed on the agenda (if any).	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Proxy

Swiss law requires that the independent proxy may be present at a general meeting of shareholders. Registered shareholders may give proxy and voting instructions to the independent proxy in writing or electronically. Pursuant to our articles of association, registered shareholders may also give proxy to a representative of their choice.	Under the DGCL, each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholders by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder Action by Written Consent

Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.
Shareholders of record may, however, vote at the general meeting of shareholders through proxy and related instructions (“-Proxy”).
Under the DGCL a corporation’s certificate of incorporation (1) may permit shareholders to act by written consent if such action is signed by all shareholders, (2) may permit shareholders to act by written consent signed by shareholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent. Unless otherwise provided in the certificate of incorporation, any action that is required by the DGCL to be, or that can be, taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if written consent to the action is signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Pre-emptive Rights

Under Swiss corporate law, shareholders have pre-emptive rights to subscribe for newly issued shares and advance subscription rights to subscribe for warrants, convertible bonds or similar debt/finance instruments with option or conversion rights. Under certain circumstances, shareholders may limit or withdraw, or authorize the board of directors to limit or withdraw, pre-emptive rights or advance subscription rights.

However, the shareholders’ pre-emptive rights or advance subscription rights can only be limited or withdrawn for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.
Under the DGCL, no shareholder shall have any pre-emptive right to subscribe to an additional issue of shares or to any security convertible into such shares unless, and except to the extent that, such right is expressly granted to such shareholder in the corporation’s certificate of incorporation.

Sources of Dividends

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the distribution.
Payments out of share capital of a Swiss corporation (in other words, the aggregate nominal value of the corporation’s registered share capital) in the form of dividends are not allowed; however, payments out of share capital may be made by way of a capital reduction. Dividends may be paid only from the profits brought forward from the previous financial years or if the corporation has distributable reserves, each as will be presented on the corporation’s audited stand-alone statutory balance sheet. The dividend may be determined only after the allocations to reserves required by Swiss law or the articles of association have been deducted and the corporation’s statutory auditors have confirmed that the dividend proposal complies with Swiss law and the corporation’s articles of association.
Under the DGCL, subject to any restrictions contained in the certificate of incorporation, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either (1) out of its surplus or (2) if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital of the corporation is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding shares of all classes having a preference on the distribution of assets. “Surplus” is defined in the DGCL as the excess of the net assets of the corporation over capital, as such capital may be adjusted by the board of directors.

Repurchase of Shares

A Swiss corporation (or its subsidiaries) may repurchase its own shares under the following conditions:
•it can only repurchase its own shares out of freely disposable equity capital in the required amount;
•the combined value of all such shares cannot exceed 10% of the share capital. Where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%;
•the voting rights on the corporation’s own shares are suspended; and
•the amount of the purchase price for the shares repurchased is presented on its stand-alone statutory balance sheet as a negative item in its equity.
Under the DGCL, a corporation may generally purchase or redeem shares of its stock; provided, however, that no corporation shall purchase or redeem its own shares of capital stock if the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets to a preference over another class or series of its shares, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with the DGCL.

Voting Rights and Transfer Restrictions

Each common share carries one vote at any general meeting of shareholders. A shareholder must be registered in the corporation’s share register as a shareholder with voting rights in order to exercise his, her or its voting rights.
The articles of association may restrict the registration of a shareholder in the corporation’s share register in order to ensure that no person or entity is registered as a shareholder with voting rights for more than a certain percentage, and that no person or entity directly or indirectly, formally, constructively or beneficially owns, or otherwise controls or directs voting rights (whether exercisable or not) with respect to a certain percentage of the share capital registered in the Commercial Register. Furthermore, a corporation may under certain circumstances refuse to enter an acquirer of shares in the share register as a shareholder with voting rights if such acquirer fails to declare to the corporation that the relevant shares were acquired for his, her or its own account. See “Limitations Affecting Shareholders of a Swiss Company-Transfer of Shares and Transfer Restrictions”.
Further, the articles of association may provide that no shareholder may exercise, directly or indirectly, voting rights with respect to own or represented shares in excess of a certain percentage of the share capital registered in the Commercial Register.
The articles of association of a Swiss corporation may, subject to certain limitations, provide for shares with preferred voting rights. Our current articles of association do not contain such a provision.
Under the DGCL, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Shareholder Vote on Certain Transactions

Under Swiss law, with certain exceptions, a merger or a demerger of the corporation pursuant to the Swiss Merger Act or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the votes represented at the respective general meeting of shareholders as well as the absolute majority of the nominal value of shares represented at such meeting. The articles of association may increase the voting threshold (which is not the case under our articles of association). Swiss law also requires that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement. However, there has been some uncertainty and dispute as to whether the 90% approval requirement relates to the total number of votes represented by all shares of the target company outstanding, or the total number of shareholders of the target company entitled to vote.
Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary of which it owns at least 90% of the shares without a shareholder vote by shareholders of such subsidiary if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares of the parent.
Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.
However, under the DGCL, mergers in which less than 20% of a corporation’s shares outstanding immediately prior to the effective date of the merger is issued generally do not require shareholder approval. In addition, mergers in which one corporation owns 90% or more of each class of shares of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that shareholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding shares of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation, and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Shareholder Vote on Board and Management Compensation

Pursuant to the Compensation Ordinance, the aggregate amount of compensation for the members of the board of directors and the executive committee must be approved by the general meeting of shareholders.	Under the DGCL, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

Dissenters’ Appraisal Rights

For business combinations effected in the form of a statutory merger or demerger, the Swiss Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are not adequate, a shareholder may request the competent court to determine an adequate amount of compensation.

Shareholders who consider their equity rights not to have been adequately preserved or the compensation received to be inadequate are entitled to exercise appraisal rights in accordance with the Swiss Merger Act by filing a suit against the surviving corporation with the competent Swiss civil court at the registered office of the surviving corporation or of the transferring corporation. The suit must be filed within two months after the merger or demerger resolution has been published in the Swiss Official Gazette of Commerce. If such a suit is filed, the court must assess whether the equity rights have been adequately preserved or the compensation paid or to be paid to the shareholders of the transferring corporation is adequate and, should the court consider it to be inadequate, determine any additional adequate compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant. The filing of an appraisal suit will not prevent completion of the merger or demerger.

Under the DGCL, any shareholder of a corporation who holds share of stock on the date of making a demand for appraisal of such shareholder’s shares under the DGCL, who continuously holds such shares through the effective date of a merger or consolidation, who has neither voted in favor of the merger or consolidation nor consented thereto shall be entitled to an appraisal by the Delaware Court of Chancery of the fair value of the shareholder’s shares of stock; provided, however, that no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:
•shares of stock of the surviving corporation;
•shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 shareholders;
•cash in lieu of fractional shares of the stock described in the two preceding bullet points; or
•any combination of the above.
Notwithstanding the foregoing, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation if the holders of such corporation are required by the agreement of merger or consolidation to accept for such stock anything but:
•shares of stock of the surviving corporation or depository receipts in respect thereof;
•shares of stock of another corporation, or depository receipts in respect thereof, that are either listed on a national securities exchange or held of record by more than 2,000 shareholders;
•cash in lieu of fractional shares or fractional depository receipts described in the two preceding bullet points; or
•any combination of the above.
In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the shareholders of the surviving corporation.

Shareholder Lawsuits

Under Swiss law, an individual shareholder may bring an action in the shareholder’s own name, for the benefit of the corporation, against the corporation’s directors, officers or liquidators to recover any damages the corporation has incurred as a result of an intentional or negligent breach of duties by such directors, officers or liquidators. Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect.
Under Swiss law, the winning party is generally entitled to recover or partially recover attorney's fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorney's fees incurred to the extent he or she acted in good faith.
Under the DGCL, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must state that the plaintiff was a shareholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; provided, however, that under Delaware case law, the plaintiff generally must be a shareholder not only at the time of the transaction which is the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action have been met.

Amendment of Governing Documents

The articles of association of a Swiss corporation may generally be amended by the general meeting of shareholders with a resolution passed by an absolute majority of the votes represented at such meeting, unless otherwise provided in the articles of association or required by law. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that pursuant to Swiss law require the approval by two-thirds of the votes and an absolute majority of the nominal value of the shares represented at the general meeting of shareholders. The articles of association may increase the voting thresholds.
Subject to certain requirements, shareholders may submit a proposal to be voted on at a general meeting of shareholders to amend the articles of association

Under the DGCL, a corporation may amend its certificate of incorporation if:
•its board of directors has adopted a resolution setting forth the amendment proposed and declaring its advisability; and
•if a majority of the outstanding stock entitled to vote on the amendment, and a majority of the outstanding stock of each class entitled to vote on the amendment as a class, has been voted in favor of the amendment.
Under the DGCL, the shareholders entitled to vote have the power to adopt, amend or repeal bylaws. A corporation may also confer, in its certificate of incorporation, such power upon the directors. The fact that such power has been so conferred upon the directors shall not divest the shareholders of the power nor limit their power to adopt, amend or repeal bylaws.

Creation and Issuance of New Shares

The creation of new shares requires a resolution of the general meeting of shareholders. An authorized or conditional capital increase requires at least two-thirds of the votes represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented at such meeting. The board of directors may issue shares out of the authorized share capital, once created by shareholders’ resolution, subject to the limitations set forth in the authorization, within a period of no longer than two years. Shares out of the conditional capital are created and issued through the exercise of options or of conversion rights related to debt/finance instruments issued by the board of directors or such rights issued to employees.	All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

Inspection of Books and Records

Under Swiss law, a shareholder may request to inspect a corporation’s minutes of general meetings of shareholders. A corporation’s annual report, compensation report and the auditors’ reports must be made available for inspection by shareholders at the corporation’s registered office at least 20 calendar days prior to each annual general meeting of shareholders. Shareholders registered in the share register of a corporation must be notified of the availability of these documents in writing. Any shareholder may request a copy of these reports in advance of, or after, the relevant annual general meeting of shareholders.
Under Swiss law, a shareholder of record is further entitled to inspect the corporation’s share register with regard to his, her or its own shares and otherwise to the extent necessary to exercise his, her or its shareholder rights. No other person has a right to inspect the share register.
The books and correspondence of a corporation may be inspected by a shareholder with the express authorization of the general meeting of shareholders, or by resolution of the board of directors, subject to the safeguarding of a corporation’s business secrets. At a general meeting of shareholders, any shareholder may request information from the board of directors concerning the corporation’s affairs. Shareholders may also ask the corporation’s statutory auditors questions regarding their audit of the corporation. The board of directors and the statutory auditors must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of the corporation.
Stockholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of stockholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholder Lawsuits

Under Swiss law, an individual shareholder may bring an action in the shareholder’s own name, for the benefit of the corporation, against the corporation’s directors, officers or liquidators to recover any damages the corporation has incurred as a result of an intentional or negligent breach of duties by such directors, officers or liquidators. Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect.
Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he, she or it acted in good faith.
Under the DGCL, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Dissolution; Winding-up

Under Swiss law, a corporation may be dissolved at any time by way of liquidation, based on a shareholders’ resolution. Such resolution requires the approval by two-thirds of the votes represented as well as the absolute majority of the nominal value of the shares represented at the general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution (which is not the case under our articles of association).
Dissolution by law or court order is possible if, for example, a corporation becomes bankrupt.
Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up nominal value of shares held. The articles of association may provide for another distribution (which is not the case under our articles of association).
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Limitation of Liability and Indemnification
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Depositary for ADSs
Citibank, N.A., acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is Citibank, N.A., London Branch. Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares.”
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “MOLN.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Depositary
We have appointed Citibank, N.A., or Citibank, as the depositary for the ADSs pursuant to a deposit agreement. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013.
A copy of the deposit agreement is filed as an exhibit to the annual report on Form 20-F. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 001-40488 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive and to exercise the beneficial ownership interests in one common share that is on deposit with the depositary and/or the custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-common share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and by the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any American Depositary Receipt, or ADR, that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. Swiss law, which may be different from the laws in the United States, governs shareholder rights and our obligations to the holders of common shares. However, as an ADS holder, you will not be treated as one of our shareholders and you will not have shareholder rights.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, nor the custodian, nor us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations. For the requirement to disclose major shareholdings with SIX Swiss Exchange see "Notification and Disclosure of Substantial Share Interests."
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations under the deposit agreement, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the common shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the common shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary, commonly referred to as the direct registration system, or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the common shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable common shares, with the beneficial ownership rights and interests in such common shares being at all times vested with the beneficial owners of the ADSs representing the common shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of any applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Swiss laws and regulations. The depositary or a division, branch or affiliate of the depositary may act as a principal for any such conversion.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States and distributable to the ADS holders entitled thereto. If it is unlawful or impracticable to convert such foreign currency and distribute U.S. dollars to the holders, the depositary may, in its discretion, convert such foreign currency and make such distribution to such holders as may be lawful and practicable, distribute foreign currency to holders as may be lawful and practicable or hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
Distributions of Shares
Whenever we make a free distribution of common shares for the securities on deposit with the custodian, we will deposit the applicable number of common shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the common shares deposited or modify the ADS-to-common share ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-common share ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new common shares so distributed.
No such distribution of new ADSs will be made if it would violate any law (e.g, the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional common shares, we will give prior notice to the depositary and will indicate whether we wish the rights distribution to be made available to you. In such case, we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new common shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•we fail to deliver satisfactory documents to the depositary; or
•it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Switzerland would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•we do not deliver satisfactory documents to the depositary; or
•the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received in a currency other than U.S. dollars into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Common Shares
The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the common shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
In addition, from time to time, there may also be changes to contractual arrangements governing the ADSs or changes to the applicable law governing the common shares and/or ADSs and/or our articles of association, as the case may be. Relating to the Swiss corporate law reform due to come into effect on January 1, 2023, see "Description of Share Capital and Articles of Association—Swiss Corporate Law Reform".
Issuance of ADSs upon Deposit of Common Shares
The depositary may create ADSs on your behalf if you or your broker deposits common shares with the custodian.
The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Swiss legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of common shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.
•All pre-emptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.
•You are duly authorized to deposit the common shares.
•The common shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).
•The common shares presented for deposit have not been stripped of any rights or entitlements.
•The deposit of the common shares does not violate any applicable provisions of the laws of Switzerland.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby.
For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•provide any transfer stamps required by the State of New York or the United States; and
•pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
We may restrict transfers of ADSs where such transfer may result in the total number of shares represented by the ADSs owned by a single holder or beneficial owner to exceed limits imposed by applicable law or the Articles. We may instruct the depositary to take actions with respect to the ownership interests of any holder or beneficial owner in excess of such limits including the imposing of restrictions on transfers of ADSs, the removal or limitation of voting rights, or mandatory sale or disposition of ADSs held by such holder of beneficial owner in excess of such limitations.
Withdrawal of Common Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and Swiss legal considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time subject to:
•temporary delays that may arise because (i) the transfer books for the ADSs or common shares are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends;
•obligations to pay fees, taxes and similar charges;
•restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit; or
•other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in the sections entitled “Description of Share Capital and Articles of Association” and “Limitations Affecting Shareholders of a Swiss Company.”
At our timely request, the depositary will distribute to you any notice of general meetings of shareholders or other solicitations of consents received from us and arrange to deliver our voting materials to you, or provide notice with instructions on how to retrieve such materials. Those materials will describe the matters to be voted on and explain how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. For instructions to be valid, they must reach the depositary by a date set by the depositary.
The depositary will try, as far as practicable, and subject to the laws of Switzerland and to the Articles, to vote or cause to be voted the common shares underlying the ADSs in accordance with instructions timely received from ADS holders. If the depositary does not timely receive voting instructions with respect to certain ADSs, it will not vote the common shares represented by such ADSs, except as otherwise contemplated in the deposit agreement. If the depositary timely receives voting instructions from a holder that fail to specify the manner in which the common shares are to be voted, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to take all steps necessary to enable the independent proxy holder, as elected by the shareholders of the Company, to vote the common shares underlying such ADS holder's ADSs in accordance with the written proposals or recommendations of the Company's board of directors. At our request, the depositary will represent all common shares underlying the ADSs for the purpose of establishing a quorum at a meeting of our shareholders.
Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Common shares for which no voting instructions have been timely received will not be voted except as provided above with respect to representing common shares to establish a quorum, and as otherwise contemplated in the deposit agreement. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions, for the manner in which any vote is cast or for the effect of any vote, provided that the depositary acted in good faith, without negligence and in accordance with the deposit agreement. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your common shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited shares, if we request the depositary to act, we will give the depositary notice of the applicable meeting or vote and details concerning the matters to be voted upon in a timely manner in advance of the meeting or vote, the depositary having no obligation to take any action with respect to any vote or meeting if it receives such request later than 30 days before the vote or meeting.

Fees and Charges
As an ADS holder, you will be required to pay the following service fees to the depositary under the terms of the deposit agreement:

Service	Fees

•Issuance of ADSs (e.g., an issuance of ADS upon a deposit of common shares, upon a change in the ADS(s)-to-common share(s) ratio, or for any other reason), excluding ADS issuances as a result of distributions of common shares)
Up to U.S. $0.05 per ADS issued

•Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-common share(s) ratio, or for any other reason)	Up to U.S. $0.05 per ADS canceled

•Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. $0.05 per ADS held

•Distribution of ADSs pursuant to stock dividends, other free stock distributions or exercise of rights to purchase additional ADSs.	Up to U.S. $0.05 per ADS held

•Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. $0.05 per ADS held

•ADS Services	Up to U.S. $0.05 per ADS held on the applicable record date(s) established by the depositary

•Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $0.05 per ADS transferred

•Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).
Up to U.S. $0.05 per ADS converted
As an ADS holder you will also be responsible to pay certain fees, expenses, taxes and governmental charges such as:
•taxes (including applicable interest and penalties) and other governmental charges;
•such registration fees as may from time to time be in effect for the registration of common shares or other deposited securities on the share register and applicable to transfers of common shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;
•such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the deposit agreement to be at the expense of the person depositing common shares or withdrawing deposited property or of the holders and beneficial owners of ADSs;
•in connection with the conversion of foreign currency, the fees, expenses, spreads, taxes and other charges of the depositary and/or conversion service providers (which may be a division, branch or affiliate of the depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the foreign currency;

•any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the holders and beneficial owners in complying with currency exchange control or other governmental requirements; and
•the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.
ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time.
ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.
In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary fees or other charges, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees or other charges from any distribution to be made to the ADS holder.
The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.
The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary may agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the common shares represented by ADSs and to direct the deposit of such common shares into an unsponsored ADS program established by the depositary. The ability to receive unsponsored ADSs upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored ADSs and the payment of applicable depositary fees.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.
•The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles or in any provisions of or governing the securities on deposit.
•We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.
•We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.
•Nothing in the deposit agreement precludes Citibank, N.A. (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank, N.A. to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
•convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;
•distribute the foreign currency to holders for whom the distribution is lawful and practical; and
•hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) are governed by the laws of Switzerland.
Except as otherwise provided in the deposit agreement, we and the depositary have agreed that any legal action arising out of the deposit agreement between us and the depositary may be instituted in a state or federal court in the City of New York, and we and the depositary have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST US AND/OR THE DEPOSITARY. ARISING OUT OF OR RELATING TO THE DEPOSIT AGREEMENT, THE ADRs OR THE TRANSACTIONS CONTEMPLATED THEREIN.
Such waiver of your right to trial by jury may apply to any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY
Transfer of Shares and Transfer Restrictions
So long as shares are intermediated securities (Bucheffekten within the meaning of the Swiss Federal Act on Intermediated Securities, or FISA) based on uncertificated securities (Wertrechte) entered into the main register of a custodian and credited to one or more securities deposit account (Effektenkonto), (i) any transfer of shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) no shares can be transferred by way of assignment, and (iii) a security interest in any shares cannot be granted by way of assignment.
The Company maintains its share register through areg.ch ag, an external service provider, and enters the full name, address and nationality (in the case of legal entities, the company name and registered office) of the shareholders (including nominees) and usufructuaries therein. A person entered into the share register must notify the share registrar of any change in address. Until such notification occurs, all written communication from the Company to persons entered in the share register is deemed to have been validly made if sent to the relevant address recorded in the share register.
Any person who acquires shares may submit an application to the Company requesting it to enter such person into the share register as a shareholder with voting rights, provided such person expressly declares to the Company that it has acquired and holds such shares in its own name and for its own account. Any such person that does not expressly state in his or her application to the Company that the relevant shares were acquired for his or her own account (any such person, a nominee) may be entered in the share register as a shareholder with voting rights for the relevant shares, provided that nominee has entered into an agreement with the Company regarding its position and is subject to a recognized banking or finance supervision.
The board of directors may, after having heard the concerned shareholder of record or nominee, cancel entries in the share register that were based on inaccurate or misleading information, or if such information becomes inaccurate or misleading, with retroactive effect to the date of the entry.
Any acquirer of shares who is not registered in the share register as a shareholder with voting rights may not vote at or participate in any general meetings of shareholders of the Company, but will still be entitled to dividends and other rights with financial value with respect to such shares.
Ownership of ADSs or Shares by Non-Swiss Residents
Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own ADSs or common shares or to exercise voting rights attached to the common shares underlying the ADSs.
Foreign Investment and Exchange Control Regulations in Switzerland
Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, the Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, the Democratic People's Republic of Korea (North Korea), Venezuela, Nicaragua, persons and organizations with a connection to Osama bin Laden, the "Al-Qaeda" group or the Taliban and certain persons in connection with the assassination of Rafik Hariri and measures in connection with the situation in Ukraine (as amended, most recently on June 29, 2022), there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.
Pre-emptive Rights and Advance Subscription Rights
Under Swiss law, any share issue, whether for cash or non-cash consideration, is subject to the prior approval of the shareholders at a general meeting of shareholders. Shareholders have certain pre-emptive rights (Bezugsrechte)

to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe convertible or warrant-bearing bonds or other financial market instruments in proportion to the nominal amount of shares held. A resolution adopted at a general meeting of shareholders by a majority of at least two-thirds of the votes and the absolute majority of the nominal share capital each as represented at such a meeting, may limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. Under our articles of association, the board of directors is authorized to limit or withdraw pre-emptive rights and advance subscription rights based on the authorized share capital and the conditional share capital. See “Description of Share Capital and Articles of Association—Certain Important Provisions of our Articles of Association, Organizational Rules and Swiss Law—Our Authorized Share Capital” and “Description of Share Capital and Articles of Association—Certain Important Provisions of our Articles of Association, Organizational Regulations and Swiss Law—Our Conditional Share Capital.”

PLAN OF DISTRIBUTION
We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:
•through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser;
•in block transactions;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of such securities and the proceeds to be received by us, if any;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•negotiated transactions;
•at a fixed public offering price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

TAXATION
The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$28
FINRA filing fee	46
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)
___________________
(1)These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered hereby on behalf of Molecular Partners AG and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Molecular Partners AG and its subsidiary as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG AG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG AG is located at Badenerstrasse 172, Zurich, 8036 Switzerland

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation organized and incorporated under the laws of Switzerland with registered office and domicile in Schlieren, Switzerland, and the majority of our assets are located within Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or upon such persons or to enforce judgments obtained against us or such persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.
There is doubt that a lawsuit based upon United States federal or state securities laws could be brought in an original action in Switzerland and that a judgment of a U.S. court based upon United States securities laws would be enforced in Switzerland.
The United States and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland.
However, if a person has obtained a final and conclusive judgment rendered by a U.S. court that is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the Swiss Federal Act on International Private Law (Bundesgesetz über das internationale Privatrecht) and the Swiss Federal Act on Civil Procedure (Schweizerische Zivilprozessordnung) and, in certain circumstances, the Swiss Federal Act on Debt Collection and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs). In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of the Swiss Federal Act on International Private Law, which include, among others:
•the U.S. court having had jurisdiction over the original proceedings from a Swiss perspective;
•the judgment of such U.S. court being final and non-appealable under U.S. federal or state law;
•service of process to the defendant having been completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant having unconditionally participated in the foreign proceedings;
•the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard;
•the matter (Verfahren) between the same parties and on the same subject resulting in the judgment of the U.S. court not having been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland; and
•the enforcement of the judgment by the U.S. court not being manifestly incompatible with Swiss public policy (schweizerischer Ordre public).
Moreover, a Swiss court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Switzerland are solely governed by Swiss procedural law.

Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Swiss civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swiss law. Rather, Swiss civil procedure provides for the possibility for judicial pre-trial proceedings concerning the precautionary production of evidence (vorsorgliche Beweisführung) only in certain circumstances and under certain conditions. In addition, during the main proceedings, a Swiss court would decide upon the claims for which evidence is required from the parties and the related burden of proof.
Our agent for service of process in the United States is Molecular Partners Inc. with registered office at 245 Main Street, Cambridge, Massachusetts 02142.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.molecularpartners.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 15, 2022;
•our reports on Form 6-K furnished with the SEC on January 18, 2022, February 10, 2022, March 15, 2022, March 17, 2022, April 14, 2022, and April 26, 2022 (both reports on Form 6-K filed on such date), May 12, 2022 (including the information contained in Exhibit 99.1 (but excluding any information connected thereto by reference to our website) and Exhibit 99.2 thereto) and June 13, 2022 (including the information contained in Exhibit 99.1 thereto); and
•the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, filed with the SEC on June 11, 2021, including any amendments or reports filed for the purpose of updating the description.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.molecularpartners.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:
Molecular Partners AG
Wagistrasse 14
8952 Zürich-Schlieren
Switzerland
Attn: General Counsel

MOLECULAR PARTNERS AG
3,642,988 American Depositary Shares
Representing 3,642,988 Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Leerink Partners	TD Cowen
Lead Manager

LifeSci Capital
October 24, 2024